                                                           Exhibit 17(d)(vii)

     Waddell & Reed Advisors Funds
        Waddell & Reed Advisors Accumulative Fund
        Waddell & Reed Advisors Core Investment Fund
        Waddell & Reed Advisors Science and
          Technology Fund

     Semiannual
     Report
     -----------------
     December 31, 2002

CONTENTS

         3     President's Letter

         5     Waddell & Reed Advisors Accumulative Fund

        19     Waddell & Reed Advisors Core Investment Fund

        36     Waddell & Reed Advisors Science and
                 Technology Fund

        52     Notes to Financial Statements

        62     Independent Auditors' Report

        63     Directors & Officers

This report is submitted for the general information of the shareholders of
Waddell & Reed Advisors Funds, Inc.  It is not authorized for distribution to prospective investors unless accompanied with or preceded by the Waddell & Reed
Advisors Funds, Inc. current prospectus and current Fund performance information.

PRESIDENT'S LETTER OF WADDELL & REED ADVISORS FUNDS
-----------------------------------------------------------------
   December 31, 2002

Dear Shareholder,

Enclosed is our report on your Fund's operations for the six months ended December 31, 2002.

While the  last six  months brought  a continuation  of the  geopolitical turmoil and  corporate  accounting  scandals that  have  dashed  investor confidence for most  of the year,  economic news  did turn more  positive during the period.  The U.S.  economy, in fact, has been  quite resilient throughout 2002, after enduring many challenges.

The Federal Reserve  reduced short-term interest  rates on November  6 to
1.25 percent,  the  lowest level  in  many years.    By December  31,  we
recognized numerous  factors that  may point  to  better economic  growth
prospects  in  the  future.    Consumer  spending  continues  to  be  the
underlying support mechanism, while  inflation remains tame  and personal
income has increased consistently.   With meager inflation,  low interest
rates, manageable debt burdens and rising personal income,  we expect the economy to  steer  clear of  the  "double dip"  recession  that has  been predicted by some economists.

While we do expect equity  market volatility to continue,  the underlying trends lead us to believe that the prospects for stocks are positive.  We anticipate market support from tax relief and the possible elimination of the double taxation of dividends.  While we do not expect returns similar to those experienced  in the late  1990s, we  believe the equity  markets have the potential for positive returns in 2003.

At December 31,  virtually all of  the primary  equity indexes had  shown negative returns, although the declines were not as severe  as during the first six months of the calendar year.  For the last six  months, the S&P
500 Index declined 10.30 percent.   The other two major  indexes suffered
nearly as much,  with the Nasdaq  Composite Index declining  8.73 percent over the last six months and  the Dow Jones Industrial  Average declining
8.62 percent for the period.

In contrast to stocks, bonds did much better during the  last six months, as evidenced  by  the Salomon  Brothers  Broad Investment  Grade  Index's
increase  of  6.27  percent  for  the  period.    Skepticism  surrounding
corporate accounting, along  with geopolitical  uncertainty, has  brought out some  risk aversion  among investors,  driving them  toward the  more conservative fixed income securities.  Bond performance over the last six months also has been  aided by low and  declining inflation rates  and an accommodative Federal Reserve.

The very nature of U.S. financial markets is one of fluctuation, of bulls and bears.  While  ongoing change can  be disconcerting, we  believe that the best way to approach a fluctuating market is to  develop and maintain
a personal financial plan.   From our experience,  those who adhere  to a
structured and consistent investment program over time  take advantage of opportunities presented by the market's periodic downdrafts.

Ultimately, we believe that it is essential for serious investors to maintain a long-term perspective and to maintain a diversified portfolio.  We believe that it remains important for all investors to review their investment asset allocation on a regular basis to ensure that it continues to adhere to individual risk tolerance and is adaptable to market changes.

Remember, a plan that is appropriate for you is appropriate regardless of inevitable market changes.  You have a partnership with your Waddell & Reed financial advisor, and that partnership is built upon a customized program based on your specific needs.  Focusing on that plan, despite market fluctuations, could be your key to a sound financial future.  Thank you for your ongoing dedication and partnership.

Respectfully,
Henry J. Herrmann
President

SHAREHOLDER SUMMARY OF ACCUMULATIVE FUND
-----------------------------------------------------------------
Accumulative Fund

GOALS
Seeks capital growth, with current income as a secondary goal.

Strategy
Invests primarily in common stocks of U.S. and foreign companies with large market capitalizations that have slightly higher market volatility and slightly higher growth rates than other stocks.

Founded
1940

Scheduled Dividend Frequency
Semiannually (June and December)

Performance Summary -- Class A Shares

Per Share Data
For the Six Months Ended December 31, 2002
-----------------------------------------

Dividend paid                    $0.02
                                 =====

Net asset value on
  12-31-02                      $ 4.81
   6-30-02                        5.63
                                 -----
Change per share                $(0.82)
                                 =====

   Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF ACCUMULATIVE FUND
-----------------------------------------------------------------
Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below.  Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)
                         Class A                      Class B
                      With      Without         With        Without
Period           Sales Load(B) Sales Load(C)  CDSC(D)        CDSC(E)
------            ----------   ----------    -----------    ----------
 1-year period
  ended 12-31-02   -27.38%      -22.95%         -26.84%       -23.79%
 5-year period
  ended 12-31-02     2.61%       3.83%            ---           ---
10-year period
  ended 12-31-02     9.24%       9.89%            ---           ---
Since inception
  of Class(F)        ---          ---            -2.72%       -2.17%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results.  Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.
(C)Performance data does not take into account the sales load deducted on an initial purchase.
(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.
(E)Performance data does not reflect the effect of paying the applicable CDSC upon redemption at the end of each of the periods.
(F)10-4-99 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return (A)

Period               Class C(B)  Class Y(C)
------            ----------   ----------
 1-year period
  ended 12-31-02   -23.50%      -22.75%
 5-year period
  ended 12-31-02     ---         4.03%
10-year period
  ended 12-31-02     ---          ---
Since inception
  of Class(D)       -2.46%       9.60%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results.  Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
(B)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 1.00% which declines to zero at the end of the first year after investment. (Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less.)
(C)Performance data does not include the effect of sales charges, as Class Y shares are not subject to these charges.
(D)10-6-99 for Class C shares and 7-11-95 for Class Y shares (the date on which shares were first acquired by shareholders).

SHAREHOLDER SUMMARY OF ACCUMULATIVE FUND
-----------------------------------------------------------------
Portfolio Highlights

On December 31, 2002, Waddell & Reed Advisors Accumulative Fund had net assets totaling $1,681,430,835 invested in a diversified portfolio of:

   92.52% Common Stocks
    7.48% Cash and Cash Equivalents

As a shareholder of Waddell & Reed Advisors Accumulative Fund, for every $100 you had invested on December 31, 2002, your Fund owned:

 $30.11  Financial Services Stocks
  23.32  Health Care Stocks
  12.67  Energy Stocks
   8.46  Technology Stocks
   7.48  Cash and Cash Equivalents
   5.01  Consumer Nondurables Stocks
   4.73  Consumer Services Stocks
   1.85   Shelter Stocks
   1.77  Raw Materials Stocks
   1.15  Utilities Stocks
   1.03  Business Equipment and Services Stocks
   0.97  Consumer Durables Stocks
   0.90  Retail Stocks
   0.55  Multi-Industry Stocks

THE INVESTMENTS OF ACCUMULATIVE FUND
     December 31, 2002

                                              Shares        Value

COMMON STOCKS
Aircraft - 7.26%
 L-3 Communications Holdings, Inc.*  .....   350,000 $   15,718,500
 Lockheed Martin Corporation  ............   350,000     20,212,500
 Raytheon Company  ....................... 2,800,000     86,100,000
                                                     --------------
                                                        122,031,000
                                                     --------------

Banks - 10.57%
 Compass Bancshares, Inc.  ...............   700,000     21,861,000
 Cullen/Frost Bankers, Inc.  .............   300,000      9,810,000
 KeyCorp  ................................ 1,000,000     25,140,000
 Mellon Financial Corporation  ........... 1,500,000     39,165,000
 U.S. Bancorp  ...........................   900,000     19,098,000
 UnionBanCal Corporation  ................ 1,000,000     39,270,000
 Wells Fargo & Company  ..................   500,000     23,435,000
                                                     --------------
                                                        177,779,000
                                                     --------------

Beverages - 2.51%
 PepsiCo, Inc.  .......................... 1,000,000     42,220,000
                                                     --------------

Broadcasting - 4.73%
 Clear Channel Communications, Inc.*  .... 1,100,000     41,019,000
 Fox Entertainment Group, Inc., Class A*     700,000     18,151,000
 Viacom Inc., Class B*  ..................   500,000     20,380,000
                                                     --------------
                                                         79,550,000
                                                     --------------

Business Equipment and Services - 1.03%
 BearingPoint, Inc.*  .................... 2,500,000     17,250,000
                                                     --------------

Chemicals -- Petroleum and Inorganic - 1.13%
 Lyondell Chemical Company  .............. 1,500,000     18,960,000
                                                     --------------

Chemicals -- Specialty - 0.64%
 Air Products and Chemicals, Inc.  .......   250,000     10,687,500
                                                     --------------

Communications Equipment - 1.20%
 Nokia Corporation, Series A, ADR  ....... 1,300,000     20,150,000
                                                     --------------

Cosmetics and Toiletries - 0.11%
 Estee Lauder Companies Inc. (The), Class A   73,000      1,927,200
                                                     --------------

Food and Related - 2.39%
 Unilever N.V., NY Shares  ...............   650,000     40,111,500
                                                     --------------

Forest and Paper Products - 0.60%
 Abitibi-Consolidated Inc.  .............. 1,300,000     10,023,000
                                                     --------------

Furniture and Furnishings - 1.25%
 Masco Corporation  ...................... 1,000,000     21,050,000
                                                     --------------

Health Care -- Drugs - 18.86%
 AmerisourceBergen Corporation  ..........   550,000     29,870,500
 Amgen Inc.*  ............................ 1,500,000     72,532,500
 GlaxoSmithKline plc, ADR  ...............   850,000     31,841,000
 Pfizer Inc.  ............................ 2,700,000     82,539,000
 Pharmacia Corporation  .................. 2,000,000     83,600,000
 Serono S.A., ADR  .......................   400,000      5,424,000
 Shire Pharmaceuticals Group plc, ADR*  ..   600,000     11,331,000
                                                     --------------
                                                        317,138,000
                                                     --------------

Health Care -- General - 4.40%
 Beckman Coulter, Inc.  ..................   300,000      8,856,000
 Bristol-Myers Squibb Company  ........... 1,200,000     27,780,000
 Wyeth  .................................. 1,000,000     37,400,000
                                                     --------------
                                                         74,036,000
                                                     --------------

Hospital Supply and Management - 0.06%
 Cerner Corporation*  ....................    34,800      1,085,760
                                                     --------------

Insurance -- Property and Casualty - 16.53%
 American International Group, Inc.  ..... 1,100,000     63,635,000
 Berkshire Hathaway Inc., Class A*  ......       950     69,112,500
 CNA Financial Corporation*  .............   800,000     20,480,000
 Everest Re Group, Ltd.  .................   300,000     16,590,000
 St. Paul Companies, Inc. (The)  ......... 1,455,600     49,563,180
 Travelers Property Casualty Corp.,
   Class A* .............................. 4,000,000     58,600,000
                                                     --------------
                                                        277,980,680
                                                     --------------

Motor Vehicle Parts - 0.97%
 American Axle & Manufacturing
   Holdings, Inc.* .......................   700,000     16,394,000
                                                     --------------

Multiple Industry - 1.58%
 3M Company  .............................    75,000      9,247,500
 Platinum Underwriters Holdings, Ltd.*  ..   657,000     17,311,950
                                                     --------------
                                                         26,559,450
                                                     --------------

Petroleum -- Domestic - 7.80%
 ConocoPhillips  ......................... 1,500,000     72,585,000
 Equitable Resources, Inc.  ..............   900,000     31,536,000
 Marathon Oil Corporation  ...............   615,000     13,093,350
 Pioneer Natural Resources Company*  .....   550,000     13,887,500
                                                     --------------
                                                        131,101,850
                                                     --------------

Petroleum -- International - 3.12%
 Exxon Mobil Corporation  ................ 1,500,000     52,410,000
                                                     --------------

Petroleum -- Services - 1.75%
 Schlumberger Limited  ...................   700,000     29,463,000
                                                     --------------

Retail -- General Merchandise - 0.90%
 Wal-Mart Stores, Inc.  ..................   300,000     15,153,000
                                                     --------------

Security and Commodity Brokers - 1.98%
 Goldman Sachs Group, Inc. (The)  ........   100,000      6,810,000
 Gallagher (Arthur J.) & Co.  ............   900,000     26,442,000
                                                     --------------
                                                         33,252,000
                                                     --------------

Utilities -- Telephone - 1.15%
 AT&T Wireless Services, Inc.*  .......... 2,000,000     11,300,000
 Nextel Communications, Inc.*  ...........   700,000      8,022,000
                                                     --------------
                                                         19,322,000
                                                     --------------

TOTAL COMMON STOCKS - 92.52%                         $1,555,634,940
 (Cost: $1,684,949,588)

TOTAL SHORT-TERM SECURITIES - 7.61%                  $  128,006,059
 (Cost: $128,006,059)

TOTAL INVESTMENT SECURITIES - 100.13%                $1,683,640,999
 (Cost: $1,812,955,647)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.13%)      (2,210,164)

NET ASSETS - 100.00%                                 $1,681,430,835

Notes to Schedule of Investments

*No dividends were paid during the preceding 12 months.

 See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

 See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
     ACCUMULATIVE FUND
     December 31, 2002
     (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities -- at value (Notes 1 and 3)  ........$1,683,641
 Cash  .....................................................         1
 Receivables:
   Investment securities sold ..............................    18,721
   Dividends and interest ..................................     2,780
   Fund shares sold ........................................     2,031
 Prepaid insurance premium  ................................        46
                                                            ----------
    Total assets  .......................................... 1,707,220
                                                            ----------
LIABILITIES
 Payable for investment securities purchased  ..............    19,145
 Payable to Fund shareholders  .............................     5,807
 Accrued shareholder servicing (Note 2)  ...................       346
 Accrued service fee (Note 2)  .............................       339
 Accrued management fee (Note 2)  ..........................        31
 Accrued distribution fee (Note 2)  ........................        11
 Accrued accounting services fee (Note 2)  .................        10
 Other  ....................................................       100
                                                            ----------
    Total liabilities  .....................................    25,789
                                                            ----------
      Total net assets .....................................$1,681,431
                                                            ==========
NET ASSETS
 $1.00 par value capital stock:
   Capital stock ...........................................$  349,811
   Additional paid-in capital .............................. 2,168,615
 Accumulated undistributed loss:
   Accumulated undistributed net investment loss  ..........       (61)
   Accumulated undistributed net realized loss
    on investment transactions  ............................  (707,634)
   Net unrealized depreciation in value of investments .....  (129,300)
                                                            ----------
    Net assets applicable to outstanding units of capital  .$1,681,431
                                                            ==========
Net asset value per share (net assets divided
 by shares outstanding):
 Class A  ..................................................     $4.81
 Class B  ..................................................     $4.71
 Class C  ..................................................     $4.72
 Class Y  ..................................................     $4.81
Capital shares outstanding:
 Class A  ..................................................   336,312
 Class B  ..................................................     9,389
 Class C  ..................................................     3,125
 Class Y  ..................................................       985
Capital shares authorized ..................................   575,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
     ACCUMULATIVE FUND
     For the Six Months Ended December 31, 2002
     (In Thousands)

INVESTMENT INCOME
 Income (Note 1B):
   Dividends (net of foreign withholding
    taxes of $66)  .....................                $  13,601
   Interest and amortization ...........                    2,917
                                                        ---------
    Total income  ......................                   16,518
 Expenses (Note 2):                                     ---------
   Investment management fee ...........                    5,973
   Service fee:
    Class A  ...........................                    2,038
    Class B  ...........................                       54
    Class C  ...........................                       18
   Shareholder servicing:
    Class A  ...........................                    1,709
    Class B  ...........................                      135
    Class C  ...........................                       30
    Class Y ............................                        5
   Distribution fee:
    Class A  ...........................                       85
    Class B  ...........................                      163
    Class C  ...........................                       54
   Custodian fees ......................                       63
   Accounting services fee .............                       59
   Legal fees ..........................                       14
   Audit fees ..........................                       13
   Other ...............................                      198
                                                        ---------
    Total expenses  ....................                   10,611
                                                        ---------
      Net investment income ............                    5,907
REALIZED AND UNREALIZED                                 ---------
GAIN (LOSS) ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on securities  ......                 (244,699)
 Realized net gain on
   put options .........................                      120
                                                        ---------
   Realized net loss on investments.....                 (244,579)
   Unrealized depreciation in value
    of investments during the period  ..                  (44,211)
                                                        ---------
      Net loss on investments ..........                 (288,790)
       Net decrease in net assets                       ---------
         resulting from operations .....                $(282,883)
                                                        =========

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
     ACCUMULATIVE FUND
    (In Thousands)
                                     For the    For the
                                         six     fiscal
                                      months       year
                                       ended      ended
                                  December 31,  June 30,
                                        2002       2002
                                     ---------  ---------
DECREASE IN NET ASSETS
 Operations:
   Net investment income ..........$    5,907   $   4,222
   Realized net loss
    on investments  ...............  (244,579)   (417,130)
   Unrealized appreciation
    (depreciation)  ...............   (44,211)     53,705
                                   ----------  ----------
    Net decrease in net
      assets resulting from
      operations ..................  (282,883)   (359,203)
                                   ----------  ----------
 Distributions to shareholders
   from (Note 1E):(1)
   Net investment income:
    Class A  ......................    (7,755)     (5,129)
    Class B  ......................       ---         ---
    Class C  ......................       ---         ---
    Class Y  ......................       (29)        (35)
   Realized gains on
    securities transactions:
    Class A  ......................       ---    (248,940)
    Class B  ......................       ---      (4,475)
    Class C  ......................       ---      (1,298)
    Class Y  ......................       ---        (782)
                                   ----------  ----------
                                       (7,784)   (260,659)
                                   ----------  ----------
 Capital share transactions (Note 5)  (20,630)    294,034
                                   ----------  ----------
   Total decrease .................  (311,297)   (325,828)
NET ASSETS
 Beginning of period  ............. 1,992,728   2,318,556
                                   ----------  ----------
 End of period  ...................$1,681,431  $1,992,728
                                   ==========  ==========
   Undistributed net
    investment income (loss)  .....$      (61) $    1,816
                                   ==========  ==========

(1)See "Financial Highlights" on pages 15 - 18.
See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     ACCUMULATIVE FUND
     Class A Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:

                   For the  For theFor the
                       six   fiscal fiscal     For the fiscal year
                    months     year period      ended December 31,
                     ended    ended  ended------------------------------
                   12-31-02 6-30-026-30-01    2000   1999    1998   1997
                    ------- ---------------  -----  -----   -----  -----
Net asset value,
 beginning of period  $5.63   $7.60  $8.50   $9.14  $8.28   $7.77  $7.75
                      -----   -----  -----   -----  -----   -----  -----
Income (loss) from investment
 operations:
 Net investment
   income ..........   0.02    0.01   0.02    0.07   0.03    0.10   0.10
 Net realized and
   unrealized gain (loss)
   on investments ..  (0.82)  (1.11) (0.90)   1.70   2.01    1.60   2.14
                      -----   -----  -----   -----  -----   -----  -----
Total from investment
 operations  .......  (0.80)  (1.10) (0.88)   1.77   2.04    1.70   2.24
                      -----   -----  -----   -----  -----   -----  -----
Less distributions from:
 Net investment
   income ..........  (0.02)  (0.02) (0.02)  (0.07) (0.03)  (0.11) (0.09)
 Capital gains  ....  (0.00)  (0.85) (0.00)  (2.34) (1.15)  (1.08) (2.13)
                      -----   -----  -----   -----  -----   -----  -----
Total
 distributions  ....  (0.02)  (0.87) (0.02)  (2.41) (1.18)  (1.19) (2.22)
                      -----   -----  -----   -----  -----   -----  -----
Net asset value,
 end of period  ....  $4.81   $5.63  $7.60   $8.50  $9.14   $8.28  $7.77
                      =====   =====  =====   =====  =====   =====  =====
Total return(1) .... -14.16% -15.34%-10.35%  20.16% 25.72%  22.62% 29.58%
Net assets, end of
 period (in
 millions)  ........ $1,618  $1,923 $2,277  $2,558 $2,247  $1,864 $1,595
Ratio of expenses to
 average net assets    1.17%(2)1.10%  1.04%(2)1.02%  0.98%   0.88%  0.82%
Ratio of net investment
 income to average
 net assets  .......   0.71%(2)0.22%  0.58%(2)0.67%  0.30%   1.12%  1.16%
Portfolio turnover
 rate  ............. 204.24% 413.51%184.75% 384.37%372.35% 373.78%313.99%

(1)Total return calculated without taking into account the sales load deducted on an initial purchase.
(2)Annualized.
See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     ACCUMULATIVE FUND
     Class B Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:

                                                          For the
                                   For the For theFor the  period
                          For the   fiscal  fiscal fiscal    from
                          six months  year  period  year10-4-99(1)
                            ended    ended   ended ended  through
                          12-31-02 6-30-02 6-30-0112-31-0012-31-99
                           --------------- -------------- -------
Net asset value,
 beginning of period          $5.52    $7.53   $8.44    $9.12   $8.43
                             -----    -----   -----    -----   -----
Income (loss) from investment
 operations:
 Net investment
   income (loss) ...          (0.01)   (0.03)  (0.01)    0.00   (0.01)
 Net realized and
   unrealized gain (loss)
   on investments ..          (0.80)   (1.13)  (0.90)    1.66    1.85
                             -----    -----   -----    -----   -----
Total from investment
 operations  .......          (0.81)   (1.16)  (0.91)    1.66    1.84
                             -----    -----   -----    -----   -----
Less distributions from:
 Net investment
   income ..........          (0.00)   (0.00)  (0.00)   (0.00)  (0.00)
 Capital gains  ....          (0.00)   (0.85)  (0.00)   (2.34)  (1.15)
                             -----    -----   -----    -----   -----
Total distributions           (0.00)   (0.85)  (0.00)   (2.34)  (1.15)
                             -----    -----   -----    -----   -----
Net asset value,
 end of period  ....          $4.71    $5.52   $7.53    $8.44   $9.12
                             =====    =====   =====    =====   =====
Total return .......         -14.67%  -16.29% -10.78%   18.92%  22.89%
Net assets, end of
 period (in
 millions)  ........            $44      $46     $29      $19      $3
Ratio of expenses to
 average net assets            2.35%(2) 2.21%   2.12%(2) 2.02%   2.24%(2)
Ratio of net investment
 loss to average
 net assets  .......          -0.47%(2)-0.90%  -0.54%(2)-0.23%  -1.40%(2)
Portfolio turnover
 rate  .............         204.24%  413.51% 184.75%  384.37% 372.35%(3)

(1)Commencement of operations of the class.
(2)Annualized.
(3)For the fiscal year ended December 31, 1999.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     ACCUMULATIVE FUND
     Class C Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:

                                                          For the
                                   For the For theFor the  period
                          For the   fiscal  fiscal fiscal    from
                          six months  year  period   year10-6-99(1)
                            ended    ended   ended  ended through
                          12-31-02 6-30-02 6-30-0112-31-0012-31-99
                           --------------- -------------- -------
Net asset value,
 beginning of period          $5.52    $7.52   $8.43    $9.12  $8.53
                             -----    -----   -----    -----   -----
Income (loss) from investment
 operations:
 Net investment
   income (loss) ...          (0.00)   (0.01)  (0.01)    0.00  (0.01)
 Net realized and
   unrealized gain (loss)
   on investments ..          (0.80)   (1.14)  (0.90)    1.65   1.75
                             -----    -----   -----    -----   -----
Total from investment
 operations  .......          (0.80)   (1.15)  (0.91)    1.65   1.74
                             -----    -----   -----    -----   -----
Less distributions from:
 Net investment
   income ..........          (0.00)   (0.00)  (0.00)   (0.00) (0.00)
 Capital gains  ....          (0.00)   (0.85)  (0.00)   (2.34) (1.15)
                             -----    -----   -----    -----   -----
Total distributions           (0.00)   (0.85)  (0.00)   (2.34) (1.15)
                             -----    -----   -----    -----   -----
Net asset value,
 end of period  ....          $4.72    $5.52   $7.52    $8.43  $9.12
                             =====    =====   =====     ====   =====
Total return .......         -14.49%  -16.18% -10.80%   18.81% 21.45%
Net assets, end of
 period (in
 thousands)  .......        $14,733  $15,676  $5,775   $3,700   $347
Ratio of expenses to
 average net assets            2.14%(2) 2.07%   2.11%(2) 2.10%  2.28%(2)
Ratio of net investment
 loss to average
 net assets  .......          -0.26%(2)-0.77%  -0.54%(2)-0.31% -1.35%(2)
Portfolio turnover
 rate  .............         204.24%  413.51% 184.75%  384.37%372.35%(3)

(1)Commencement of operations of the class.
(2)Annualized.
(3)For the fiscal year ended December 31, 1999.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     ACCUMULATIVE FUND
     Class Y Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:

                   For the  For theFor the
                       six   fiscal fiscal     For the fiscal year
                    months     year period      ended December 31,
                     ended    ended  ended------------------------------
                   12-31-02 6-30-026-30-01    2000   1999    1998   1997
                   ------------------------  -----  -----   -----  -----
Net asset value,
 beginning of period  $5.63   $7.60  $8.49   $9.14  $8.28   $7.77  $7.75
                      -----   -----  -----   -----  -----   -----   ----
Income (loss) from investment
 operations:
 Net investment income 0.02    0.03   0.03    0.08   0.04    0.12   0.11
 Net realized and
   unrealized gain (loss)
   on investments ..  (0.81)  (1.12) (0.89)   1.70   2.01    1.59   2.14
                      -----   -----  -----   -----  -----   -----   ----
Total from investment
 operations  .......  (0.79)  (1.09) (0.86)   1.78   2.05    1.71   2.25
                      -----   -----  -----   -----  -----   -----   ----
Less distributions from:
 Net investment
   income ..........  (0.03)  (0.03) (0.03)  (0.09) (0.04)  (0.12) (0.10)
 Capital gains  ....  (0.00)  (0.85) (0.00)  (2.34) (1.15)  (1.08) (2.13)
                      -----   -----  -----   -----  -----   -----   ----
Total distributions   (0.03)  (0.88) (0.03)  (2.43) (1.19)  (1.20) (2.23)
                      -----   -----  -----   -----  -----   -----   ----
Net asset value,
 end of period  ....  $4.81   $5.63  $7.60   $8.49  $9.14   $8.28  $7.77
                      =====   =====  =====   =====  =====   =====  =====
Total return ....... -14.04% -15.16%-10.26%  20.39% 25.95%  22.79% 29.67%
Net assets, end of
 period (in millions)    $5      $8     $7      $6     $5      $4     $4
Ratio of expenses to
 average net assets    0.88%(1)0.86%  0.83%(1)0.84%  0.80%   0.75%  0.75%
Ratio of net investment
 income to average
 net assets  .......   0.98%(1)0.45%  0.75%(1)0.85%  0.49%   1.21%  1.22%
Portfolio turnover
 rate  ............. 204.24% 413.51%184.75% 384.37%372.35% 373.78%313.99%

(1)Annualized
See Notes to Financial Statements.

SHAREHOLDER SUMMARY OF CORE INVESTMENT FUND
-----------------------------------------------------------------
Core Investment Fund

GOALS
Seeks capital growth and income, with a primary emphasis on income.

Strategy
Invests in the common stocks of large U.S. and foreign companies with dominant market positions in their industries and that have the potential for capital appreciation or that the Fund's investment manager expects to resist market decline.

Founded
1940

Scheduled Dividend Frequency
Quarterly (March, June, September, December)

Performance Summary -- Class A Shares

Per Share Data
For the Six Months Ended December 31, 2002
---------------------------------------------

Dividends paid                   $0.02
                                 =====

Net asset value on
  12-31-02                      $ 4.44
   6-30-02                        4.95
                                ------
Change per share                $(0.51)
                                ======

   Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF CORE INVESTMENT FUND
-----------------------------------------------------------------
Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below.  Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)
                         Class A                      Class B
                      With      Without         With        Without
Period           Sales Load(B) Sales Load(C)  CDSC(D)        CDSC(E)
------            ----------   ----------    -----------    ----------
 1-year period
  ended 12-31-02   -26.47%      -21.98%         -26.12%       -23.04%
 5-year period
  ended 12-31-02    -0.28%       0.91%            ---           ---
10-year period
  ended 12-31-02     8.36%       9.01%            ---           ---
Since inception
  of Class(F)        ---          ---            -7.95%       -7.34%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results.  Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.
(C)Performance data does not take into account the sales load deducted on an initial purchase.
(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.
(E)Performance data does not reflect the effect of paying the applicable CDSC upon redemption at the end of each of the periods.
(F)10-4-99 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return (A)
Period               Class C(B)  Class Y(C)
------            ----------   ----------
 1-year period
  ended 12-31-02   -22.90%      -21.88%
 5-year period
  ended 12-31-02     ---         1.14%
10-year period
  ended 12-31-02     ---          ---
Since inception
  of Class(D)       -7.33%       7.81%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results.  Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
(B)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 1.00% which declines to zero at the end of the first year after investment.  (Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less.)
(C)Performance data does not include the effect of sales charges, as Class Y shares are not subject to these charges.
(D)10-4-99 for Class C shares and 6-19-95 for Class Y shares (the date on which shares were first acquired by shareholders).

SHAREHOLDER SUMMARY OF CORE INVESTMENT FUND
-----------------------------------------------------------------
Portfolio Highlights

On December 31, 2002, Waddell & Reed Advisors Core Investment Fund had net
assets totaling $4,585,838,727 invested in a diversified portfolio of:

   89.33% Common Stocks
   10.67% Cash and Cash Equivalents

As a shareholder of Waddell & Reed Advisors Core Investment Fund, for every $100 you had invested on December 31, 2002, your Fund owned:

 $17.64  Technology Stocks
  16.04  Financial Services Stocks
  15.25  Energy Stocks
  10.67  Cash and Cash Equivalents
   9.89  Health Care Stocks
   9.28  Utilities Stocks
   5.89  Raw Materials Stocks
   4.17  Consumer Services Stocks
   3.18  Retail Stocks
   3.04  Capital Goods Stocks
   1.84  Transportation Stocks
   1.71  Consumer Nondurables Stocks
   1.40  Business Equipment and Services Stocks

THE INVESTMENTS OF CORE INVESTMENT FUND
     December 31, 2002

                                              Shares          Value

COMMON STOCKS
Aircraft - 8.19%
 Lockheed Martin Corporation  ............ 4,714,200 $  272,245,050
 Raytheon Company ........................ 3,363,900    103,439,925
                                                     --------------
                                                        375,684,975
                                                     --------------

Aluminum - 2.55%
 Alcoa Incorporated  ..................... 5,136,300    117,004,914
                                                     --------------

Banks - 5.56%
 U.S. Bancorp  ........................... 7,181,500    152,391,430
 Wells Fargo & Company  .................. 2,188,500    102,574,995
                                                     --------------
                                                        254,966,425
                                                     --------------

Beverages - 1.71%
 Anheuser-Busch Companies, Inc.  ......... 1,617,900     78,306,360
                                                     --------------

Broadcasting - 3.08%
 Cox Communications, Inc., Class A*  ..... 2,635,437     74,846,411
 Viacom Inc., Class B*  .................. 1,630,300     66,451,028
                                                     --------------
                                                        141,297,439
                                                     --------------

Business Equipment and Services - 1.40%
 Accenture Ltd, Class A*  ................ 3,569,900     64,222,501
                                                     --------------

Capital Equipment - 1.13%
 Caterpillar Inc.  ....................... 1,133,500     51,823,620
                                                     --------------

Chemicals -- Petroleum and Inorganic - 1.25%
 du Pont (E.I.) de Nemours and Company  .. 1,351,700     57,312,080
                                                     --------------

Chemicals -- Specialty - 2.09%
 Air Products and Chemicals, Inc.  ....... 2,242,300     95,858,325
                                                     --------------

Communications Equipment - 1.31%
 Cisco Systems, Inc.*  ................... 4,601,400     60,255,333
                                                     --------------

Computers -- Peripherals - 6.17%
 Microsoft Corporation*  ................. 3,394,300    175,553,196
 SAP Aktiengesellschaft, ADR  ............ 5,511,100    107,466,450
                                                     --------------
                                                        283,019,646
                                                     --------------

Electronic Components - 1.97%
 Analog Devices, Inc.*  .................. 1,828,800     43,653,456
 Intel Corporation  ...................... 2,984,400     46,482,030
                                                     --------------
                                                         90,135,486
                                                     --------------

Farm Machinery - 1.91%
 Deere & Company  ........................ 1,909,600     87,555,160
                                                     --------------

Health Care -- Drugs - 7.75%
 Forest Laboratories, Inc.*  ............. 1,208,200    118,669,404
 Pfizer Inc.  ............................ 4,579,650    139,999,900
 Pharmacia Corporation  .................. 2,317,300     96,863,140
                                                     --------------
                                                        355,532,444
                                                     --------------

Health Care -- General - 1.20%
 Johnson & Johnson  ...................... 1,021,000     54,837,910
                                                     --------------

Hospital Supply and Management - 0.94%
 Medtronic, Inc.  ........................   941,000     42,909,600
                                                     --------------

Insurance -- Property and Casualty - 5.45%
 American International Group, Inc.  ..... 1,601,680     92,657,188
 Berkshire Hathaway Inc., Class A*  ......       710     51,652,500
 Chubb Corporation (The)  ................ 2,019,200    105,402,240
                                                     --------------
                                                        249,711,928
                                                     --------------

Leisure Time Industry - 1.09%
 Walt Disney Company (The)*  ............. 3,061,000     49,924,910
                                                     --------------

Petroleum -- Canada - 1.01%
 Nabors Industries Ltd.*  ................ 1,318,100     46,489,387
                                                     --------------

Petroleum -- Domestic - 5.56%
 Anadarko Petroleum Corporation  ......... 2,881,850    138,040,615
 Burlington Resources Inc.  .............. 2,743,900    117,027,335
                                                     --------------
                                                        255,067,950
                                                     --------------

Petroleum -- International - 3.79%
 Exxon Mobil Corporation  ................ 3,122,240    109,091,066
 Royal Dutch Petroleum Company, NY Shares  1,470,600     64,735,812
                                                     --------------
                                                        173,826,878
                                                     --------------

Petroleum -- Services - 4.89%
 Baker Hughes Incorporated  .............. 4,677,700    150,575,163
 Schlumberger Limited  ................... 1,752,500     73,762,725
                                                     --------------
                                                        224,337,888
                                                     --------------

Retail -- General Merchandise - 2.16%
 Target Corporation  ..................... 3,305,400     99,162,000
                                                     --------------

Retail -- Specialty Stores - 1.02%
 Best Buy Co., Inc.*  .................... 1,943,400     46,933,110
                                                     --------------

Security and Commodity Brokers - 5.03%
 Fannie Mae  .............................   742,550     47,768,242
 Freddie Mac  ............................   892,000     52,672,600
 Goldman Sachs Group, Inc. (The)  ........ 1,908,500    129,968,850
                                                     --------------
                                                        230,409,692
                                                     --------------

Trucking and Shipping - 1.84%
 United Parcel Service, Inc., Class B  ... 1,338,100     84,407,348
                                                     --------------

Utilities -- Electric - 4.06%
 Dominion Resources, Inc.  ............... 2,411,450    132,388,605
 Duke Energy Corporation  ................ 2,743,100     53,600,174
                                                     --------------
                                                        185,988,779
                                                     --------------

Utilities -- Telephone - 5.22%
 BellSouth Corporation  .................. 2,412,100     62,401,027
 SBC Communications Inc.  ................ 3,914,100    106,111,251
 Vodafone Group Plc, ADR  ................ 3,915,000     70,939,800
                                                     --------------
                                                        239,452,078
                                                     --------------

TOTAL COMMON STOCKS - 89.33%                         $4,096,434,166
 (Cost: $3,560,951,750)

                                           Principal
                                           Amount in
                                           Thousands
SHORT-TERM SECURITIES
Commercial Paper
 Banks - 0.30%
 Wells Fargo & Company,
   1.29%, 1-16-03 ........................    14,000     13,992,475
                                                     --------------

 Beverages - 1.63%
 Anheuser-Busch Companies, Inc.,
   1.3%, 1-16-03 .........................    14,500     14,492,146
 Coca-Cola Company (The),
   1.29%, 1-16-03 ........................     9,000      8,995,162
 Diageo Capital plc:
   1.32%, 1-8-03 .........................    20,000     19,994,867
   1.24%, 1-13-03 ........................    20,000     19,991,733
   1.31%, 1-13-03 ........................    11,315     11,310,059
                                                     --------------
                                                         74,783,967
                                                     --------------

 Chemicals -- Petroleum and Inorganic - 0.55%
 du Pont (E.I.) de Nemours and Company:
   1.30036%, Master Note .................       274        274,000
   1.25%, 1-8-03 .........................    25,000     24,993,924
                                                     --------------
                                                         25,267,924
                                                     --------------

 Electrical Equipment - 0.13%
 Emerson Electric Co.,
   1.42%, 1-9-03 .........................     5,900      5,898,138
                                                     --------------

 Finance Companies - 0.24%
 Caterpillar Financial Services Corp.:
   1.27%, 1-9-03 .........................     4,000      3,998,871
   1.3%, 1-9-03 ..........................     7,000      6,997,978
                                                     --------------
                                                         10,996,849
                                                     --------------

 Food and Related - 0.63%
 ConAgra Foods, Inc.,
   1.45%, 1-22-03 ........................    13,700     13,688,412
 Sara Lee Corporation,
   1.39%, 1-28-03 ........................    15,000     14,984,362
                                                     --------------
                                                         28,672,774
                                                     --------------

 Health Care -- Drugs - 1.98%
 Alcon Capital Corporation (Nestle S.A.):
   1.32%, 1-28-03 ........................    15,000     14,985,150
   1.32%, 2-12-03 ........................    17,000     16,973,820
 GlaxoSmithKline Finance plc,
   1.32%, 1-29-03 ........................    26,000     25,973,307
 Merck & Co., Inc.,
   1.3%, 1-9-03 ..........................    20,000     19,994,222
 Pfizer Inc.,
   1.31%, 1-23-03 ........................     8,000      7,993,596
 Pharmacia Corporation,
   1.32%, 1-21-03 ........................     5,000      4,996,333
                                                     --------------
                                                         90,916,428
                                                     --------------

 Health Care -- General - 0.87%
 Johnson & Johnson:
   1.27%, 2-3-03 .........................    25,000     24,970,896
   1.26%, 2-5-03 .........................    15,000     14,981,625
                                                     --------------
                                                         39,952,521
                                                     --------------

 Household -- General Products - 1.26%
 Kimberly-Clark Corporation,
   1.26%, 1-6-03 .........................    12,000     11,997,900
 Kimberly-Clark Worldwide Inc.,
   1.3%, 2-10-03 .........................    16,000     15,976,889
 Procter & Gamble Company (The),
   1.3%, 2-10-03 .........................    30,000     29,956,667
                                                     --------------
                                                         57,931,456
                                                     --------------

 Multiple Industry - 0.48%
 BOC Group Inc. (DE),
   1.33%, 1-9-03 .........................    10,000      9,997,044
 Michigan Consolidated Gas Co.,
   1.45%, 1-2-03 .........................    12,000     11,999,517
                                                     --------------
                                                         21,996,561
                                                     --------------

 Petroleum -- International - 0.38%
 BP America Inc.,
   1.33%, 1-16-03 ........................    17,250     17,240,441
                                                     --------------

 Publishing - 0.33%
 Gannett Co.,
   1.28%, 1-13-03 ........................    15,000     14,993,600
                                                     --------------

Total Commercial Paper - 8.78%                          402,643,134

Municipal Bonds - 0.74%
 California
 California Pollution Control Financing Authority,
   Environmental Improvement Revenue Bonds:
   Shell Oil Company Project,
   Series 1998A (Taxable),
   1.2%, 1-2-03 ..........................    32,306     32,306,000
   Air Products and Chemicals, Inc./Wilmington Facility,
   Taxable Series 1997A,
   1.41%, 1-9-03 .........................     1,486      1,486,000
                                                     --------------
                                                         33,792,000
                                                     --------------

United States Government Securities - 1.65%
 Treasury Obligations
   United States Treasury Bills:
    1.48%, 1-30-03  ......................    35,000     34,958,414
    1.43%, 5-1-03  .......................    15,000     14,928,750
    1.24%, 5-8-03  .......................    26,000     25,886,723
                                                     --------------
                                                         75,773,887
                                                     --------------

TOTAL SHORT-TERM SECURITIES - 11.17%                 $  512,209,021
 (Cost: $512,209,021)

TOTAL INVESTMENT SECURITIES - 100.50%                $4,608,643,187
 (Cost: $4,073,160,771)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (0.50%)    (22,804,460)

NET ASSETS - 100.00%                                 $4,585,838,727

Notes to Schedule of Investments

*No dividends were paid during the preceding 12 months.

 See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

 See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
     CORE INVESTMENT FUND
     December 31, 2002
     (In Thousands, Except for Per Share Amounts)

ASSETS
 Investment securities -- at value (Notes 1 and 3)  ........$4,608,643
 Receivables:
   Dividends and interest ..................................     6,681
   Fund shares sold ........................................     3,994
 Prepaid insurance premium  ................................        86
                                                            ----------
    Total assets  .......................................... 4,619,404
                                                            ----------
LIABILITIES
 Payable to Fund shareholders  .............................    31,272
 Accrued shareholder servicing (Note 2)  ...................     1,057
 Accrued service fee (Note 2)  .............................       921
 Accrued management fee (Note 2)  ..........................        77
 Accrued distribution fee (Note 2)  ........................        31
 Accrued accounting services fee (Note 2)  .................        10
 Other  ....................................................       197
                                                            ----------
    Total liabilities  .....................................    33,565
                                                            ----------
      Total net assets  ....................................$4,585,839
                                                            ==========
NET ASSETS
 $1.00 par value capital stock:
   Capital stock ...........................................$1,033,852
   Additional paid-in capital .............................. 4,024,916
 Accumulated undistributed income (loss):
   Accumulated undistributed net investment loss ...........      (107)
   Accumulated undistributed net realized
    loss on investment transactions  .......................(1,008,410)
   Net unrealized appreciation in value of investments .....   535,588
                                                            ----------
    Net assets applicable to outstanding
      units of capital .....................................$4,585,839
                                                            ==========
Net asset value per share (net assets divided
 by shares outstanding):
 Class A  ..................................................     $4.44
 Class B  ..................................................     $4.31
 Class C  ..................................................     $4.31
 Class Y  ..................................................     $4.44
Capital shares outstanding:
 Class A  ..................................................   987,486
 Class B  ..................................................    18,069
 Class C  ..................................................     5,606
 Class Y  ..................................................    22,691
Capital shares authorized .................................. 1,855,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
     CORE INVESTMENT FUND
     For the Six Months Ended December 31, 2002
     (In Thousands)

INVESTMENT INCOME
 Income (Note 1B):
   Dividends (net of foreign withholding taxes
    of $322)  ..........................                $  35,846
   Interest and amortization ...........                    5,451
                                                        ---------
    Total income  ......................                   41,297
                                                        ---------
 Expenses (Note 2):
   Investment management fee............                   14,777
   Shareholder servicing:
    Class A  ...........................                    5,290
    Class B  ...........................                      270
    Class C  ...........................                       65
    Class Y  ...........................                       83
   Service fee:
    Class A  ...........................                    5,525
    Class B  ...........................                       98
    Class C  ...........................                       30
   Distribution fee:
    Class A  ...........................                      241
    Class B  ...........................                      295
    Class C  ...........................                       90
   Custodian fees ......................                      139
   Accounting services fee .............                       59
   Legal fees ..........................                       39
   Audit fees ..........................                       19
   Other ...............................                      423
                                                        ---------
    Total expenses  ....................                   27,443
                                                        ---------
      Net investment income ............                   13,854
                                                        ---------
REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on securities  ......                 (381,324)
 Realized net gain on foreign
   currency transactions ...............                      301
                                                        ---------
   Realized net loss on investments ....                 (381,023)
   Unrealized depreciation in value
    of investments during the period  ..                 (199,238)
                                                        ---------
      Net loss on investments ..........                 (580,261)
                                                        ---------
       Net decrease in net assets
         resulting from operations .....                $(566,407)
                                                        =========
See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
     CORE INVESTMENT FUND
     (In Thousands)
                                     For the    For the
                                         six     fiscal
                                      months       year
                                       ended      ended
                                  December 31,  June 30,
                                        2002       2002
                                     ---------  ---------
DECREASE IN NET ASSETS
 Operations:
   Net investment income ..........$   13,854  $   12,330
   Realized net loss
    on investments  ...............  (381,023)   (251,267)
   Unrealized depreciation ........  (199,238)   (979,274)
                                   ----------  ----------
    Net decrease in
      net assets resulting
      from operations .............  (566,407) (1,218,211)
                                   ----------  ----------
 Distributions to shareholders
   from (Note 1E):(1)
   Net investment income:
    Class A  ......................   (18,620)    (11,525)
    Class B  ......................       ---         ---*
    Class C  ......................       ---         ---
    Class Y  ......................      (613)       (732)
   Realized gains on
    securities transactions:
    Class A  ......................       ---    (278,778)
    Class B  ......................       ---      (3,990)
    Class C  ......................       ---      (1,071)
    Class Y  ......................       ---      (6,596)
                                   ----------  ----------
                                      (19,233)   (302,692)
                                   ----------  ----------
 Capital share transactions (Note 5) (422,305)   (262,964)
                                   ----------  ----------
   Total decrease .................(1,007,945) (1,783,867)
NET ASSETS
 Beginning of period  ............. 5,593,784   7,377,651
                                   ----------  ----------
 End of period  ...................$4,585,839  $5,593,784
                                   ==========  ==========
   Undistributed net investment
    income (loss)  ................     $(107)     $4,971
                                        =====      ======

  *Not shown due to rounding.
(1)See "Financial Highlights" on pages 32 - 35.
See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     CORE INVESTMENT FUND
     Class A Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:(1)

                   For the  For theFor the
                       six   fiscal fiscal     For the fiscal year
                    months     year period      ended December 31,
                     ended    ended  ended------------------------------
                   12-31-02 6-30-026-30-01    2000   1999    1998   1997
                    ------- ---------------  -----  -----   -----  -----
Net asset value,
 beginning of period  $4.95   $6.27  $7.08   $8.13  $7.52   $7.59  $6.58
                      -----  -----   -----  -----   -----  -----  -----
Income (loss) from investment
 operations:
 Net investment income 0.01    0.01   0.00    0.01   0.08    0.20   0.06
 Net realized and
   unrealized gain (loss)
   on investments ..  (0.50)  (1.06) (0.80)   0.77   1.13    1.66   1.73
                      -----  -----   -----  -----   -----  -----  -----
Total from investment
 operations  .......  (0.49)  (1.05) (0.80)   0.78   1.21    1.86   1.79
                      -----  -----   -----  -----   -----  -----  -----
Less distributions from:
 Net investment
   income ..........  (0.02)  (0.01) (0.01)  (0.01) (0.08)  (0.19) (0.06)
 Capital gains  ....  (0.00)  (0.26) (0.00)  (1.82) (0.52)  (1.74) (0.72)
                      -----  -----   -----  -----   -----  -----  -----
Total distributions   (0.02)  (0.27) (0.01)  (1.83) (0.60)  (1.93) (0.78)
                      -----  -----   -----  -----   -----  -----  -----
Net asset value,
 end of period  ....  $4.44   $4.95  $6.27   $7.08  $8.13   $7.52  $7.59
                      =====  =====   =====  =====   =====  =====  =====
Total return(2) .... -10.11% -17.06%-11.35%   9.65% 16.41%  24.02% 27.34%
Net assets, end of
 period (in
 millions)  ........ $4,383  $5,348 $7,097  $8,219 $8,102  $7,368 $6,196
Ratio of expenses to
 average net assets    1.12%(3)1.04%  0.98%(3)0.94%  0.94%   0.89%  0.84%
Ratio of net investment
 income to average
 net assets  .......   0.59%(3)0.20%  0.14%(3)0.12%  0.94%   1.11%  0.74%
Portfolio turnover
 rate  .............  18.61%  26.70% 15.48%  48.05% 53.79%  49.29% 33.59%

(1)Per share amounts have been adjusted retroactively to reflect the 400% stock dividend effected June 26, 1998.
(2)Total return calculated without taking into account the sales load deducted on an initial purchase.
(3)Annualized.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

     CORE INVESTMENT FUND
     Class B Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:

                                                          For the
                                   For the For theFor the  period
                          For the   fiscal  fiscal fiscal    from
                          six months  year  period  year10-4-99(1)
                            ended    ended   ended ended  through
                          12-31-02 6-30-02 6-30-0112-31-0012-31-99
                           --------------- -------------- -------
Net asset value,
 beginning of period         $4.82    $6.16  $6.99    $8.13  $7.77
                             -----    -----  -----    -----  -----
Income (loss) from investment
 operations:
 Net investment loss         (0.01)   (0.03) (0.02)   (0.04) (0.00)
 Net realized and
   unrealized gain (loss)
   on investments ..         (0.50)   (1.05) (0.81)    0.72   0.88
                              -----    -----  -----   ------  -----
Total from investment
 operations  .......         (0.51)   (1.08) (0.83)    0.68   0.88
                             -----    -----  -----    -----  -----
Less distributions from:
 Net investment
   income ..........         (0.00)   (0.00) (0.00)   (0.00) (0.00)
 Capital gains  ....         (0.00)   (0.26) (0.00)   (1.82) (0.52)
                             -----    -----  -----    -----  -----
Total distributions          (0.00)   (0.26) (0.00)   (1.82) (0.52)
                             -----    -----  -----    -----  -----
Net asset value,
 end of period  ....         $4.31    $4.82  $6.16    $6.99  $8.13
                             =====    =====  =====    =====  =====
Total return .......        -10.58%  -18.05%-11.87%    8.43% 11.53%
Net assets, end of
 period (in
 millions)  ........           $78      $88    $86      $72    $13
Ratio of expenses to
 average net assets           2.34%(2) 2.17%  2.07%(2) 1.98%  2.18%(2)
Ratio of net investment
 loss to average
 net assets  .......         -0.63%(2)-0.92% -0.93%(2)-0.91% -0.59%(2)
Portfolio turnover
 rate  .............         18.61%   26.70% 15.48%   48.05% 53.79%(3)

(1)Commencement of operations of the class.
(2)Annualized.
(3)For the fiscal year ended December 31, 1999.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     CORE INVESTMENT FUND
     Class C Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:

                                                  For the
                    For the For theFor the For the period
                        six  fiscal fiscal  fiscal   from
                     months    year period    year10-4-99(1)
                      ended   ended  ended   endedthrough
                   12-31-02 6-30-026-30-0112-31-0012-31-99
                   ----------------------------------------
Net asset value,
 beginning of period  $4.82    $6.16  $6.99    $8.13  $7.77
                     -----    -----  -----    -----  -----
Income (loss) from investment
 operations:
 Net investment loss  (0.01)   (0.01) (0.02)   (0.03) (0.00)
 Net realized and
   unrealized gain (loss)
   on investments ..  (0.50)   (1.07) (0.81)    0.71   0.88
                     -----    -----  -----    -----  -----
Total from investment
 operations  .......  (0.51)   (1.08) (0.83)    0.68   0.88
                     -----    -----  -----    -----  -----
Less distributions from:
 Net investment
   income ..........  (0.00)   (0.00) (0.00)   (0.00) (0.00)
 Capital gains  ....  (0.00)   (0.26) (0.00)   (1.82) (0.52)
                     -----    -----  -----    -----  -----
Total distributions   (0.00)   (0.26) (0.00)   (1.82) (0.52)
                     -----    -----  -----    -----  -----
Net asset value,
 end of period  ....  $4.31    $4.82  $6.16    $6.99  $8.13
                     =====    =====  =====    =====  =====
Total return ....... -10.58%  -18.05%-11.87%    8.46% 11.53%
Net assets, end of
 period (in
 millions)  ........    $24      $26    $19      $16     $1
Ratio of expenses to
 average net assets    2.19%(2) 2.11%  2.10%(2) 2.01%  2.23%(2)
Ratio of net investment
 loss to average
 net assets  .......  -0.48%(2)-0.85% -0.96%(2)-0.95% -0.63%(2)
Portfolio turnover
 rate  .............  18.61%   26.70% 15.48%   48.05% 53.79%(3)

(1)Commencement of operations of the class.
(2)Annualized.
(3)For the fiscal year ended December 31, 1999.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     CORE INVESTMENT FUND
     Class Y Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:(1)

                    For the For theFor the
                       six   fiscal fiscal     For the fiscal year
                    months     yearperiod       ended December 31,
                     ended    ended ended---------------------------------
                   12-31-02 6-30-026-30-01    2000   1999    1998   1997
                   ------------------------  -----  -----   -----  -----
Net asset value,
 beginning of period  $4.96   $6.27  $7.09   $8.13  $7.52   $7.59  $6.58
                      -----  -----   -----  -----   -----  -----  -----
Income (loss) from investment
 operations:
 Net investment income 0.03    0.03   0.01    0.03   0.10    0.24   0.07
 Net realized and
   unrealized gain (loss)
   on investments ..  (0.52)  (1.05) (0.81)   0.77   1.13    1.66   1.73
                      -----  -----   -----  -----   -----  -----  -----
Total from investment
 operations  .......  (0.49)  (1.02) (0.80)   0.80   1.23    1.90   1.80
                      -----  -----   -----  -----   -----  -----  -----
Less distributions from:
 Net investment
   income ..........  (0.03)  (0.03) (0.02)  (0.02) (0.10)  (0.23) (0.07)
 Capital gains  ....  (0.00)  (0.26) (0.00)  (1.82) (0.52)  (1.74) (0.72)
                      -----  -----   -----  -----   -----  -----  -----
Total distributions   (0.03)  (0.29) (0.02)  (1.84) (0.62)  (1.97) (0.79)
                      -----  -----   -----  -----   -----  -----  -----
Net asset value,
 end of period  ....  $4.44   $4.96  $6.27   $7.09  $8.13   $7.52  $7.59
                      =====  =====   =====  =====   =====  =====  =====
Total return .......  -9.97% -16.78%-11.33%   9.88% 16.67%  24.27% 27.49%
Net assets, end of
 period (in
 millions)  ........   $101    $132   $176    $210   $283    $399   $299
Ratio of expenses to
 average net assets    0.79%(2)0.77%  0.74%(2)0.74%  0.73%   0.71%  0.72%
Ratio of net investment
 income to average
 net assets  .......   0.92%(2)0.48%  0.38%(2)0.33%  1.18%   1.29%  0.85%
Portfolio turnover
 rate  .............  18.61%  26.70% 15.48%  48.05% 53.79%  49.29% 33.59%

(1)Per share amounts have been adjusted retroactively to reflect the 400% stock dividend effected June 26, 1998.
(2)Annualized.

See Notes to Financial Statements.

SHAREHOLDER SUMMARY OF SCIENCE AND TECHNOLOGY FUND
----------------------------------------------------------------------
Science and Technology Fund

GOAL
Seeks long-term capital growth.

Strategy
Concentrates its investments primarily in the equity securities of U.S. and foreign science and technology companies.  Science and technology companies are companies whose products, processes or services, in the opinion of the Fund's investment manager, are being or are expected to be significantly benefited by the use or commercial application of scientific or technological developments or discoveries.  As well, the Fund may invest in companies that utilize science and/or technology to improve their existing business even though the business is not within the science and technology industries.

Founded
1950

Scheduled Dividend Frequency
Semiannually (June and December)

Performance Summary -- Class A Shares

Per Share Data
For the Six Months Ended December 31, 2002
-------------------------------------------
Net asset value on
  12-31-02                      $ 6.78
   6-30-02                        7.30
                                ------
Change per share                $(0.52)
                                ======

   Past performance is not necessarily indicative of future results.

SHAREHOLDER SUMMARY OF SCIENCE AND TECHNOLOGY FUND
----------------------------------------------------------------------
Because of ongoing market volatility, the Fund's performance may be subject to substantial short-term fluctuation and current performance may be less than the results shown below.  Please check the Waddell & Reed website at www.waddell.com for more current performance information.

Average Annual Total Return (A)
                         Class A                      Class B
                      With      Without         With        Without
Period           Sales Load(B) Sales Load(C)  CDSC(D)        CDSC(E)
------            ----------   ----------    -----------    ----------
 1-year period
  ended 12-31-02   -30.99%      -26.78%         -30.74%       -27.85%
 5-year period
  ended 12-31-02    10.69%      12.01%            ---           ---
10-year period
  ended 12-31-02    13.58%      14.26%            ---           ---
Since inception
  of Class(F)        ---          ---           -6.11%        -5.57%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results.  Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
(B)Performance data is based on deduction of 5.75% sales load on the initial purchase in the periods.
(C)Performance data does not take into account the sales load deducted on an initial purchase.
(D)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 5.00% upon redemption at the end of each of the periods.
(E)Performance data does not reflect the effect of paying the applicable CDSC upon redemption at the end of each of the periods.
(F)10-4-99 for Class B shares (the date on which shares were first acquired by shareholders).

Average Annual Total Return(A)
Period               Class C(B)  Class Y(C)
------            ----------   ----------
 1-year period
  ended 12-31-02   -27.82%      -26.46%
 5-year period
  ended 12-31-02     ---         12.38%
10-year period
  ended 12-31-02     ---          ---
Since inception
  of Class(D)       -5.54%      10.55%

(A)Performance data represents share price appreciation (depreciation), including reinvestment of all income and capital gains distributions.
   Performance data represents past performance and is no guarantee of future results.  Share price, investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.
(B)Performance data reflects the effect of paying the applicable contingent deferred sales charge (CDSC) at a maximum of 1.00% which declines to zero at the end of the first year after investment.  (Accordingly, these returns reflect no CDSC since it only applies to Class C shares held for twelve months or less.)
(C)Performance data does not include the effect of sales charges, as Class Y shares are not subject to these charges.
(D)10-4-99 for Class C shares and 2-27-96 for Class Y shares (the date on which shares were first acquired by shareholders).

   Investing in companies involved in one specified sector may involve a greater degree of risk than an investment with greater diversification.

SHAREHOLDER SUMMARY OF SCIENCE AND TECHNOLOGY FUND
----------------------------------------------------------------------
Portfolio Highlights

On December 31, 2002, Waddell & Reed Advisors Science and Technology Fund had
net assets totaling $1,702,599,536 invested in a diversified portfolio of:

   77.24% Common Stocks
   22.76% Cash and Cash Equivalents and Options

As a shareholder of Waddell & Reed Advisors Science and Technology Fund, for
every $100 you had invested on December 31, 2002, your Fund owned:

 $36.67  Health Care Stocks
  22.76  Cash and Cash Equivalents and Options
  11.98  Technology Stocks
  10.25  Energy Stocks
   6.76  Business Equipment and Services Stocks
   4.37  Raw Materials Stocks
   2.41  Utilities Stocks
   1.73  Consumer Durables Stocks
   1.32  Multi-Industry Stocks
   1.00  Consumer Services Stocks
   0.75  Capital Goods Stocks

THE INVESTMENTS OF SCIENCE AND TECHNOLOGY FUND
     December 31, 2002

                                              Shares        Value

COMMON STOCKS
Aircraft - 4.20%
 Northrop Grumman Corporation ............   570,000 $   55,290,000
 Raytheon Company  .......................   526,400     16,186,800
                                                     --------------
                                                         71,476,800
                                                     --------------

Broadcasting - 0.02%
 Adelphia Communications Corporation,
   Class A* .............................. 3,095,300        263,100
                                                     --------------

Business Equipment and Services - 1.62%
 Edison Schools Inc.*  ................... 3,338,100      5,391,031
 Euronet Worldwide, Inc.*  ............... 1,890,450     13,894,808
 RSA Security Inc.*  ..................... 1,397,900      8,373,421
                                                     --------------
                                                         27,659,260
                                                     --------------

Capital Equipment - 0.75%
 Cooper Cameron Corporation*  ............   257,300     12,818,686
                                                     --------------

Chemicals -- Specialty - 2.01%
 Pall Corporation  ....................... 2,048,050     34,161,474
                                                     --------------

Communications Equipment - 1.31%
 ADC Telecommunications, Inc.*  .......... 2,487,900      5,212,151
 Cisco Systems, Inc.*  ................... 1,305,900     17,100,760
                                                     --------------
                                                         22,312,911
                                                     --------------

Computers -- Peripherals - 4.19%
 PeopleSoft, Inc.* ....................... 1,880,200     34,398,259
 Symbol Technologies, Inc.  .............. 4,489,500     36,903,690
                                                     --------------
                                                         71,301,949
                                                     --------------

Consumer Electronics - 1.73%
 Sony Corporation, ADR  ..................   714,600     29,520,126
                                                     --------------

Electronic Components - 2.28%
 Agere Systems Inc.*  .................... 7,123,400     10,257,696
 IXYS Corporation*  ...................... 1,072,610      7,594,079
 United Microelectronics Corporation*  ... 6,247,690     20,992,238
                                                     --------------
                                                         38,844,013
                                                     --------------

Health Care -- Drugs - 22.06%
 Abbott Laboratories  .................... 1,065,500     42,620,000
 Alcon, Inc.*  ........................... 1,335,000     52,665,750
 Biogen, Inc. (A)*  ...................... 1,418,000     56,868,890
 Forest Laboratories, Inc. (A)*  ......... 1,059,700    104,083,734
 Genzyme Corporation - General Division*   1,152,800     34,094,060
 IVAX Corporation*  ...................... 1,949,700     23,649,861
 Incyte Genomics, Inc.*  ................. 1,800,000      8,217,000
 Pfizer Inc. (A)  ........................ 1,343,000     41,055,510
 SICOR Inc.*  ............................   776,499     12,311,392
                                                     --------------
                                                        375,566,197
                                                     --------------

Hospital Supply and Management - 14.61%
 Anthem, Inc.*  ..........................   600,700     37,784,030
 Cerner Corporation*  ....................   240,300      7,497,360
 Guidant Corporation*  ................... 2,056,400     63,439,940
 HCA - The Healthcare Company  ........... 1,820,500     75,550,750
 Province Healthcare Company*  ........... 3,011,600     29,302,868
 UnitedHealth Group Incorporated  ........   421,900     35,228,650
                                                     --------------
                                                        248,803,598
                                                     --------------

Mining - 2.09%
 Newmont Mining Corporation  ............. 1,226,400     35,602,392
                                                     --------------

Multiple Industry - 1.32%
 Garmin Ltd.*  ...........................   767,900     22,480,273
                                                     --------------

Petroleum -- Domestic - 8.88%
 Apache Corporation  .....................   632,430     36,042,186
 Burlington Resources Inc.  ..............   638,933     27,250,492
 ConocoPhillips ..........................   247,600     11,981,364
 Newfield Exploration Company*  ..........   508,400     18,327,820
 Noble Energy, Inc.  .....................   911,400     34,223,070
 Unocal Corporation  .....................   761,400     23,283,612
                                                     --------------
                                                        151,108,544
                                                     --------------

Petroleum -- Services - 1.37%
 Baker Hughes Incorporated  ..............   722,000     23,241,180
                                                     --------------

Publishing - 0.98%
 Getty Images, Inc.*  ....................   547,500     16,726,125
                                                     --------------

Steel - 0.27%
 Lone Star Technologies, Inc.*  ..........   308,725      4,596,915
                                                     --------------

Timesharing and Software - 5.14%
 Concord EFS, Inc.*  ..................... 5,063,100     79,693,194
 Manhattan Associates, Inc.*  ............    86,700      2,056,091
 Micromuse Inc.*  ........................ 1,508,200      5,844,275
                                                     --------------
                                                         87,593,560
                                                     --------------

Utilities -- Telephone - 2.41%
 Vodafone Group Plc, ADR  ................ 2,262,500     40,996,500
                                                     --------------

TOTAL COMMON STOCKS - 77.24%                         $1,315,073,603
 (Cost: $1,547,751,431)

                                           Number of
                                           Contracts
PUT OPTIONS - 0.00%
 Biogen, Inc., January 30,
   Expires 1-18-03 .......................     5,532          9,908
 Forest Laboratories, Inc., January 65,
   Expires 1-18-03 .......................     3,826            765
                                                     --------------
                                                     $       10,673
                                                     --------------
 (Cost: $3,937,434)

                                           Principal
                                           Amount in
                                           Thousands
SHORT-TERM SECURITIES
Commercial Paper
 Banks - 2.64%
 Bank One Corporation,
   1.25%, 1-22-03 ........................   $30,000     29,978,125
 Wells Fargo & Company,
   1.29%, 1-16-03 ........................    15,000     14,991,937
                                                     --------------
                                                         44,970,062
                                                     --------------

 Beverages - 1.70%
 Coca-Cola Company (The),
   1.29%, 1-16-03 ........................    10,000      9,994,625
 Diageo Capital plc,
   1.31%, 1-13-03 ........................    18,885     18,876,753
                                                     --------------
                                                         28,871,378
                                                     --------------

 Chemicals -- Petroleum and Inorganic - 0.02%
 du Pont (E.I.) de Nemours and Company,
   1.30036%, Master Note .................       309        309,000
                                                     --------------

 Electrical Equipment - 0.47%
 Emerson Electric Co.,
   1.4%, 1-6-03 ..........................     8,000      7,998,444
                                                     --------------

 Finance Companies - 1.17%
 Caterpillar Financial Services Corp.,
   1.3%, 1-2-03 ..........................    14,800     14,799,466
 PACCAR Financial Corp.,
   1.3%, 1-3-03 ..........................     5,041      5,040,636
                                                     --------------
                                                         19,840,102
                                                     --------------

 Food and Related - 1.17%
 General Mills, Inc.,
   1.53%, Master Note ....................     1,803      1,803,000
 Unilever Capital Corporation:
   1.3%, 1-9-03 ..........................    15,000     14,995,667
   1.3%, 1-21-03 .........................     3,050      3,047,797
                                                     --------------
                                                         19,846,464
                                                     --------------

 Forest and Paper Products - 0.73%
 Sonoco Products Co.,
   1.38%, 1-16-03 ........................    12,500     12,492,813
                                                     --------------

 Health Care -- Drugs - 4.19%
 GlaxoSmithKline Finance plc,
   1.32%, 1-29-03 ........................    20,881     20,859,562
 Merck & Co., Inc.,
   1.3%, 1-23-03 .........................    15,500     15,487,686
 Pharmacia Corporation:
   1.3%, 1-16-03 .........................    10,000      9,994,583
   1.32%, 1-21-03 ........................    25,000     24,981,667
                                                     --------------
                                                         71,323,498
                                                     --------------

 Health Care -- General - 2.40%
 Johnson & Johnson:
   1.27%, 2-3-03 .........................    23,000     22,973,224
   1.26%, 2-5-03 .........................     8,000      7,990,200
   1.3%, 2-5-03 ..........................    10,000      9,987,361
                                                     --------------
                                                         40,950,785
                                                     --------------

 Household -- General Products - 3.87%
 Kimberly-Clark Worldwide Inc.:
   1.28%, 1-22-03 ........................    25,000     24,981,334
   1.3%, 2-10-03 .........................    11,000     10,984,111
 Procter & Gamble Company (The),
   1.3%, 2-10-03 .........................    30,000     29,956,667
                                                     --------------
                                                         65,922,112
                                                     --------------

 Publishing - 1.17%
 Gannett Co.,
   1.28%, 1-13-03 ........................    20,000     19,991,467
                                                     --------------

 Utilities -- Telephone - 0.88%
 SBC International Inc.,
   1.32%, 1-16-03 ........................    15,000     14,991,750
                                                     --------------

Total Commercial Paper - 20.41%                         347,507,875

Municipal Bonds - 1.21%
 California
 California Pollution Control Financing
   Authority, Environmental Improvement
   Revenue Bonds, Shell Oil Company Project,
   Series 1998A (Taxable),
   1.2%, 1-2-03 ..........................    20,655     20,655,000
                                                     --------------

United States Government Securities - 2.93%
Treasury Obligations
 United States Treasury Bills:
   1.48%, 1-30-03 ........................    35,000     34,958,414
   1.43%, 5-1-03 .........................    15,000     14,928,750
                                                     --------------
                                                         49,887,164
                                                     --------------

TOTAL SHORT-TERM SECURITIES - 24.55%                 $  418,050,039
 (Cost: $418,050,039)

TOTAL INVESTMENT SECURITIES - 101.79%                $1,733,134,315
 (Cost: $1,969,738,904)

LIABILITIES, NET OF CASH AND OTHER ASSETS - (1.79%)     (30,534,779)

NET ASSETS - 100.00%                                 $1,702,599,536

Notes to Schedule of Investments

  *No dividends were paid during the preceding 12 months.

(A)As of December 31, 2002, all or a portion of this security was used as cover for the following written call options (See Note 6 to financial statements):

                         Contracts
     Underlying          Subject  Expiration Month/  Premium       Market
     Security            to Call  Exercise Price    Received        Value
------------------       -------  ----------------  --------  -----------
Biogen, Inc.:             8,648     April/45     $ 3,718,640  $ 1,900,718
                          5,532     January/35     2,022,292    3,168,968
Forest Laboratories, Inc. 7,097     January/75     4,012,495   16,537,784
Transkaryotic Therapies,
 Inc.                     2,512     January/35     1,191,906       12,560
                                                 -----------  -----------
                                                 $10,945,333  $21,620,030
                                                 ===========  ===========

   See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.

   See Note 3 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

STATEMENT OF ASSETS AND LIABILITIES
     SCIENCE AND TECHNOLOGY FUND
     December 31, 2002
     (In Thousands)
ASSETS
 Investment securities - at value (Notes 1 and 3)  .........$1,733,134
 Cash  .....................................................         1
 Receivables:
   Fund shares sold ........................................     1,712
   Dividends and interest ..................................       498
 Prepaid insurance premium  ................................        26
                                                            ----------
    Total assets  .......................................... 1,735,371
                                                            ----------
LIABILITIES
 Outstanding written call options - at value (Note 6) ......    21,620
 Payable to Fund shareholders  .............................     6,531
 Payable for investment securities purchased  ..............     3,350
 Accrued shareholder servicing (Note 2) ....................       603
 Accrued service fee (Note 2)  .............................       341
 Accrued management fee (Note 2)  ..........................        39
 Accrued distribution fee (Note 2)  ........................        15
 Accrued accounting services fee (Note 2)  .................        10
 Other  ....................................................       262
                                                            ----------
    Total liabilities  .....................................    32,771
                                                            ----------
      Total net assets .....................................$1,702,600
                                                            ==========
NET ASSETS
 $1.00 par value capital stock:
   Capital stock ...........................................$  251,354
   Additional paid-in capital .............................. 1,882,961
 Accumulated undistributed loss:
   Accumulated undistributed net investment loss ...........   (5,831)
   Accumulated undistributed net realized
    loss on investment transactions  .......................  (178,606)
   Net unrealized depreciation in value of securities ......  (232,676)
   Net unrealized depreciation in value of written
    options  ...............................................   (10,675)
   Net unrealized depreciation in value of purchased
    options  ...............................................    (3,927)
                                                            ----------
    Net assets applicable to outstanding units of capital  .$1,702,600
                                                            ==========
Net asset value per share (net assets divided by shares outstanding):
 Class A  ..................................................     $6.78
 Class B  ..................................................     $6.45
 Class C  ..................................................     $6.46
 Class Y  ..................................................     $6.95
Capital shares outstanding:
 Class A  ..................................................   242,385
 Class B  ..................................................     7,082
 Class C  ..................................................     1,013
 Class Y  ..................................................       874
Capital shares authorized ..................................   490,000

See Notes to Financial Statements.

STATEMENT OF OPERATIONS
     SCIENCE AND TECHNOLOGY FUND
     For the Six Months Ended December 31, 2002
     (In Thousands)
INVESTMENT LOSS
 Income (Note 1B):
   Interest and amortization ..........................      $   4,675
   Dividends (net of foreign withholding taxes of $191)          3,319
                                                             ---------
    Total income  .....................................          7,994
 Expenses (Note 2):                                          ---------
   Investment management fee ..........................          7,484
   Shareholder servicing:
    Class A  ..........................................          2,985
    Class B  ..........................................            270
    Class C  ..........................................             38
    Class Y  ..........................................              6
   Service fee:
    Class A  ..........................................          2,036
    Class B  ..........................................             57
    Class C  ..........................................              8
   Distribution fee:
    Class A  ..........................................            113
    Class B  ..........................................            171
    Class C  ..........................................             25
   Custodian fees .....................................             94
   Accounting services fee ............................             59
   Audit fees .........................................             14
   Legal fees .........................................             13
   Other ..............................................            187
                                                             ---------
    Total expenses  ...................................         13,560
                                                             ---------
      Net investment loss .............................         (5,566)
REALIZED AND UNREALIZED GAIN (LOSS)                          ---------
 ON INVESTMENTS (NOTES 1 AND 3)
 Realized net loss on securities  .....................        (87,635)
 Realized net gain on written options  ................         10,316
 Realized net gain on purchased options  ..............          1,782
 Realized net loss on foreign currency transactions  ....         (228)
                                                             ---------
   Realized net loss on investments ...................        (75,765)
                                                             ---------
 Unrealized depreciation in value
    of securities during the period  ..................        (43,242)
 Unrealized depreciation in value of written
    options during the period  ........................        (12,453)
 Unrealized depreciation in value of purchased
    options during the period  ........................         (3,927)
                                                             ---------
   Unrealized depreciation in value of
    investments during the period .....................        (59,622)
                                                             ---------
      Net loss on investments .........................       (135,387)
       Net decrease in net assets                            ---------
         resulting from operations ....................      $(140,953)
                                                             =========
See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS
     SCIENCE AND TECHNOLOGY FUND
     (In Thousands)

                                      For the    For the
                                        six       fiscal
                                      months       year
                                       ended      ended
                                   December 31,  June 30,
                                       2002        2002
                                    ----------  ----------
DECREASE IN NET ASSETS
 Operations:
   Net investment loss ............$   (5,566) $  (10,220)
   Realized net loss
    on investments  ...............   (75,765)   (101,818)
   Unrealized depreciation ........   (59,622)   (396,777)
                                   ----------  ----------
    Net decrease in net
      assets resulting from
      operations ..................  (140,953)   (508,815)
                                   ----------  ----------
 Distributions to shareholders
   from (Note 1E):(1)
   Net investment income:
    Class A  ......................       ---      (1,873)
    Class B  ......................       ---         ---
    Class C  ......................       ---         ---
    Class Y  ......................       ---         (40)
   Realized gains on
    securities transactions:
    Class A  ......................       ---     (42,485)
    Class B  ......................       ---        (997)
    Class C  ......................       ---        (156)
    Class Y  ......................       ---        (260)
                                   ----------  ----------
                                          ---     (45,811)
                                   ----------  ----------
 Capital share transactions (Note 5) (139,082)   (216,338)
                                   ----------  ----------
   Total decrease .................  (280,035)   (770,964)
NET ASSETS
 Beginning of period  ............. 1,982,635   2,753,599
                                   ----------  ----------
 End of period  ...................$1,702,600  $1,982,635
                                   ==========  ==========
   Undistributed net
    investment loss ...............   $(5,831)       $(37)
                                      =======        ====

(1)See "Financial Highlights" on pages 48 - 51.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     SCIENCE AND TECHNOLOGY FUND
     Class A Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:(1)
                    For the For theFor the
                      six    fiscal fiscal     For the fiscal year
                    months     yearperiod       ended December 31,
                     ended    ended ended-------------------------------
                   12-31-02 6-30-026-30-01    2000   1999    1998   1997
                   ------------------------  -----  -----   -----  -----
Net asset value,
 beginning of period  $7.30    $9.26 $10.90  $18.43 $ 9.91   $6.71  $7.78
                      -----   -----  ------ ------  ------  -----   -----
Income (loss) from investment
 operations:
 Net investment income
   (loss) ..........  (0.02)   (0.03)  0.01    0.01  (0.09)  (0.03) (0.01)
 Net realized and
   unrealized gain (loss) on
   investments .....  (0.50)   (1.76) (1.64)  (2.37) 10.12    3.93   0.46
                      -----   -----  ------ ------  ------  -----   -----
Total from investment
 operations  .......  (0.52)   (1.79) (1.63)  (2.36) 10.03    3.90   0.45
                      -----   -----  ------ ------  ------  -----   -----
Less distributions from:
 Net investment
   income ..........   (0.00)  (0.01) (0.01)  (0.00) (0.00)  (0.00) (0.00)
L Capital gains  ....  (0.00)  (0.16) (0.00)  (5.17) (1.51)  (0.70) (1.52)
                      -----   -----  ------ ------  ------  -----   -----
Total distributions   (0.00)   (0.17) (0.01)  (5.17) (1.51)  (0.70) (1.52)
                      -----   -----  ------ ------  ------  -----   -----
Net asset value,
 end of period  ....  $6.78    $7.30 $ 9.26  $10.90 $18.43   $9.91  $6.71
                      =====   =====  ====== ======  ======  =====   =====
Total return(2) ....  -7.12%  -19.74%-14.95% -13.97%102.93%  59.31%  7.22%
Net assets, end of
 period (in
 millions)  ........ $1,644   $1,912  $2,658 $3,224  $3,744 $1,668  $1,063
Ratio of expenses to
 average net assets    1.48%(3) 1.38%  1.32%(3)1.21%  1.16%   1.05%  1.02%
Ratio of net investment
 income (loss) to average
 net assets  .......  -0.58%(3)-0.38%  0.28%(3)0.04% -0.79%  -0.37% -0.18%
Portfolio turnover
 rate  .............  39.75%   70.44% 52.06%  80.14% 40.35%  55.70% 87.68%

(1)Per share amounts have been adjusted retroactively to reflect the 200% stock dividend effected June 26, 1998.
(2)Total return calculated without taking into account the sales load deducted on an initial purchase.
(3)Annualized.
See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     SCIENCE AND TECHNOLOGY FUND
     Class B Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:

                                                    For the
                    For the  For theFor the  For the  period
                        six   fiscal fiscal   fiscal    from
                     months     year period     year 10-4-99(1)
                      ended    ended  ended    ended through
                   12-31-02  6-30-026-30-01 12-31-00 12-31-99
                   -------- --------------- -------- --------
Net asset value,
 beginning of period  $7.00    $9.00 $10.66   $18.37 $12.64
                     -----    ----- ------   ------ ------
Income (loss) from investment
 operations:
 Net investment loss  (0.07)   (0.13) (0.04)   (0.13) (0.04)
 Net realized and
   unrealized gain (loss)
   on investments ..  (0.48)   (1.71) (1.62)   (2.41)  7.28
                     -----    ----- ------   ------ ------
Total from investment
 operations  .......  (0.55)   (1.84) (1.66)   (2.54)  7.24
                     -----    ----- ------   ------ ------
Less distributions from:
 Net investment
   income ..........  (0.00)   (0.00) (0.00)   (0.00) (0.00)
 Capital gains  ....  (0.00)   (0.16) (0.00)   (5.17) (1.51)
                     -----    ----- ------   ------ ------
Total distributions   (0.00)   (0.16) (0.00)   (5.17) (1.51)
                     -----    ----- ------   ------ ------
Net asset value,
 end of period  ....  $6.45    $7.00 $ 9.00   $10.66 $18.37
                     =====    ===== ======   ====== ======
Total return .......  -7.86%  -20.83%-15.57%  -15.01% 58.62%
Net assets, end of
 period (in
 millions)  ........    $46      $49     $56     $57     $17
Ratio of expenses to
 average net assets    3.08%(2) 2.83%  2.69%(2) 2.45%  2.64%(2)
Ratio of net investment
 loss to average
 net assets  .......  -2.18%(2)-1.84% -1.10%(2)-1.00% -2.35%(2)
Portfolio turnover
 rate  .............  39.75%   70.44% 52.06%   80.14% 40.35%(3)

(1)Commencement of operations of the class.
(2)Annualized.
(3)For the fiscal year ended December 31, 1999.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     SCIENCE AND TECHNOLOGY FUND
     Class C Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:

                                                     For the
                    For the  For theFor the  For the  period
                       six    fiscal fiscal   fiscal    from
                    months      year period     year 10-4-99(1)
                     ended     ended  ended    ended through
                   12-31-02  6-30-026-30-01 12-31-00 12-31-99
                   -------- --------------- -------- --------
Net asset value,
 beginning of period  $7.01    $9.01 $10.67   $18.38 $12.64
                     -----    ----- ------   ------ ------
Income (loss) from investment
 operations:
 Net investment loss  (0.08)   (0.14) (0.04)   (0.13) (0.04)
 Net realized and
   unrealized gain (loss)
   on investments ..  (0.47)   (1.70) (1.62)   (2.41)  7.29
                     -----    ----- ------   ------ ------
Total from investment
 operations  .......  (0.55)   (1.84) (1.66)   (2.54)  7.25
                     -----    ----- ------   ------ ------
Less distributions from:
 Net investment
   income ..........  (0.00)   (0.00) (0.00)   (0.00) (0.00)
 Capital gains  ....  (0.00)   (0.16) (0.00)   (5.17) (1.51)
                     -----    ----- ------   ------ ------
Total distributions   (0.00)   (0.16) (0.00)   (5.17) (1.51)
                     -----    ----- ------   ------ ------
Net asset value,
 end of period  ....  $6.46    $7.01 $ 9.01   $10.67 $18.38
                     =====    ===== ======   ====== ======
Total return .......  -7.85%  -20.80%-15.56%  -15.01% 58.70%
Net assets, end of
 period (in
 millions)  ........     $7       $7      $9      $9      $3
Ratio of expenses to
 average net assets    3.07%(2) 2.80%  2.71%(2) 2.42%  2.42%(2)
Ratio of net investment
 loss to average
 net assets  .......  -2.16%(2)-1.82% -1.12%(2)-1.00% -2.19%(2)
Portfolio turnover
 rate  .............  39.75%   70.44% 52.06%   80.14% 40.35%(3)

(1)Commencement of operations of the class.
(2)Annualized.
(3)For the fiscal year ended December 31, 1999.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS
     SCIENCE AND TECHNOLOGY FUND
     Class Y Shares
     For a Share of Capital Stock Outstanding Throughout Each Period:(1)

                   For the  For theFor the
                      six    fiscal fiscal     For the fiscal year
                    months     yearperiod       ended December 31,
                     ended    ended ended---------------------------------
                   12-31-02 6-30-026-30-01    2000   1999    1998   1997
                   ------------------------  -----  -----   -----  -----
Net asset value,
 beginning of period  $7.47    $9.44 $11.12  $18.65 $ 9.98   $6.74  $7.79
                      -----   -----  ------ ------   -----  -----   -----
Income (loss) from investment
 operations:
 Net investment income
   (loss) ..........   0.12     0.05   0.01    0.02  (0.04)  (0.01) (0.00)
 Net realized and
   unrealized gain (loss)
   on investments ..  (0.64)   (1.84) (1.66)  (2.38) 10.22    3.95   0.47
                      -----   -----  ------ ------   -----  -----   -----
Total from investment
 operations  .......  (0.52)   (1.79) (1.65)  (2.36) 10.18    3.94   0.47
                      -----   -----  ------ ------   -----  -----   -----
Less distributions from:
 Net investment
   income ..........  (0.00)   (0.02) (0.03)  (0.00) (0.00)  (0.00) (0.00)
 Capital gains  ....  (0.00)   (0.16) (0.00)  (5.17) (1.51)  (0.70) (1.52)
                      -----   -----  ------ ------   -----  -----   -----
Total distributions   (0.00)   (0.18) (0.03)  (5.17) (1.51)  (0.70) (1.52)
                      -----   -----  ------ ------   -----  -----   -----
Net asset value,
 end of period  ....  $6.95    $7.47 $ 9.44  $11.12 $18.65   $9.98  $6.74
                      =====   =====  ====== ======   =====  =====   =====
Total return .......  -6.96%  -19.32%-14.87% -13.80%103.72%  59.71%  7.43%
Net assets, end of
 period (in
 millions)  ........     $6     $15     $31    $27     $31     $6      $4
Ratio of expenses to
 average net assets    1.02%(2) 1.02%  1.00%(2)0.98%  0.95%   0.79%  0.85%
Ratio of net investment
 income (loss) to average
 net assets  .......  -0.10%(2)-0.01%  0.58%(2)0.26% -0.59%  -0.12% -0.01%
Portfolio turnover
 rate  .............  39.75%   70.44% 52.06%  80.14% 40.35%  55.70% 87.68%

(1)Per share amounts have been adjusted retroactively to reflect the 200% stock dividend effected June 26, 1998.
(2)Annualized.

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
     December 31, 2002

NOTE 1 -- Significant Accounting Policies

Waddell & Reed Advisors Funds, Inc. (the "Corporation") is registered under the
Investment Company Act of 1940 as a diversified, open-end management investment company.  The Corporation issues four series of capital shares; each series represents ownership of a separate mutual fund.  Waddell & Reed Advisors
Accumulative Fund, Waddell & Reed Advisors Core Investment Fund and Waddell &
Reed Advisors Science and Technology Fund (the "Funds") are three of those mutual funds and are the only funds included in these financial statements.  The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements.  The policies are in conformity with accounting principles generally accepted in the United States of America.

A.   Security valuation -- Each stock and convertible bond is valued at the latest sale price thereof on each business day of the fiscal period as reported by the principal securities exchange on which the issue is traded or, if no sale is reported for a stock, the average of the latest bid and asked prices.  Bonds, other than convertible bonds, are valued using a pricing system provided by a pricing service or dealer in bonds.
     Convertible bonds are valued using this pricing system only on days when there is no sale reported.  Stocks which are traded over-the-counter are priced using the Nasdaq Stock Market, which provides information on bid and
     asked prices quoted by major dealers in such stocks.   Restricted
     securities and securities for which quotations are not readily available are valued as determined in good faith in accordance with procedures established by and under the general supervision of the Corporation's Board of Directors.  Short-term debt securities are valued at amortized cost, which approximates market value.

B.   Security transactions and related investment income -- Security transactions are accounted for on the trade date (date the order to buy or sell is executed).  Securities gains and losses are calculated on the identified cost basis.  Premium and discount on the purchase of bonds are amortized for both financial and tax reporting purposes.  Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities are recorded as soon as the Corporation is informed of the ex-dividend date.  Interest income is recorded on the accrual basis.
     See Note 3 -- Investment Securities Transactions.

C.   Foreign currency translations -- All assets and liabilities denominated in foreign currencies are translated into U.S. dollars daily.  Purchases and sales of investment securities and accruals of income and expenses are translated at the rate of exchange prevailing on the date of the transaction.  For assets and liabilities other than investments in securities, net realized and unrealized gains and losses from foreign currency translations arise from changes in currency exchange rates.  The
     Corporation combines fluctuations from currency exchange rates and fluctuations in market value when computing net realized and unrealized gain or loss from investments.

D.   Federal income taxes -- It is the Corporation's policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the
     Internal Revenue Code.  In addition, the Corporation intends to pay distributions as required to avoid imposition of excise tax.  Accordingly, provision has not been made for Federal income taxes.  See Note 4 --
     Federal Income Tax Matters.

E.   Dividends and distributions -- Dividends and distributions to shareholders are recorded by each Fund on the business day following record date.  Net investment income distributions and capital gains distributions are determined in accordance with income tax regulations which may differ from accounting principles generally accepted in the United States of America.
     These differences are due to differing treatments for items such as deferral of wash sales and post-October losses, foreign currency transactions, net operating losses and expiring capital loss carryovers.

F.   Repurchase agreements -- Repurchase agreements are collateralized by the value of the resold securities which, during the entire period of the agreement, remains at least equal to the value of the loan, including accrued interest thereon.  The collateral for the repurchase agreement is held by the Fund's custodian bank.

G.   Options -- See Note 6 -- Options.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements.  Actual results could differ from those estimates.

NOTE 2 -- Investment Management And Payments To Affiliated Persons

Waddell & Reed Investment Management Company ("WRIMCO"), a wholly owned subsidiary of Waddell & Reed, Inc. ("W&R"), serves as the Corporation's investment manager.  The Corporation pays a fee for investment management services.  The fee is computed daily based on the net asset value at the close of business.  The fee is payable by each Fund at the following annual rates:

                                                            Annual
Fund                     Net Asset Breakpoints              Rate
---------------------------------------------------------------------
Waddell & Reed Advisors Accumulative Fund
                         Up to $1 Billion                  0.700%
                         Over $1 Billion up to $2 Billion  0.650%
                         Over $2 Billion up to $3 Billion  0.600%
                         Over $3 Billion                   0.550%

Waddell & Reed Advisors Core Investment Fund
                         Up to $1 Billion                  0.700%
                         Over $1 Billion up to $2 Billion  0.650%
                         Over $2 Billion up to $3 Billion  0.600%
                         Over $3 Billion up to $6 Billion  0.550%
                         Over $6 Billion                   0.500%

Waddell & Reed Advisors Science and
  Technology Fund        Up to $1 Billion                  0.850%
                         Over $1 Billion up to $2 Billion  0.830%
                         Over $2 Billion up to $3 Billion  0.800%
                         Over $3 Billion                   0.760%

The Corporation accrues and pays this fee daily.  Each Fund also reimburses
WRIMCO for certain expenses, including additional Fund-related security costs incurred by WRIMCO as a result of the September 11, 2001 terrorist activities.
The amount reimbursed represents the Fund's share of incremental security-
related costs including the cost of using private transportation for WRIMCO's personnel in lieu of commercial transportation,  certain security-related personnel and facilities costs.  At December 31, 2002, additional security costs, included in other expenses, were as follows:

     Waddell & Reed Advisors
      Accumulative Fund              $ 39,992
     Waddell & Reed Advisors
      Core Investment Fund            112,700
     Waddell & Reed Advisors Science
       and Technology Fund             42,697

The Corporation has an Accounting Services Agreement with Waddell & Reed
Services Company ("WRSCO"), a wholly owned subsidiary of W&R.  Under the agreement, WRSCO acts as the agent in providing bookkeeping and accounting services and assistance to the Corporation, including maintenance of each Fund's records, pricing of each Fund's shares, preparation of prospectuses for existing shareholders, preparation of proxy statements and certain shareholder reports.
For these services, each of the four Funds pays WRSCO a monthly fee of one-
twelfth of the annual fee shown in the following table.

                            Accounting Services Fee
                  Average
               Net Asset Level           Annual Fee
          (all dollars in millions) Rate for Each Level
          ------------------------- -------------------
           From $    0 to $   10          $      0
           From $   10 to $   25          $ 11,000
           From $   25 to $   50          $ 22,000
           From $   50 to $  100          $ 33,000
           From $  100 to $  200          $ 44,000
           From $  200 to $  350          $ 55,000
           From $  350 to $  550          $ 66,000
           From $  550 to $  750          $ 77,000
           From $  750 to $1,000          $ 93,500
                $1,000 and Over           $110,000

In addition, for each class of shares in excess of one, each Fund pays WRSCO a monthly per-class fee equal to 2.5% of the monthly base fee.

For Class A, Class B and Class C shares, the Corporation pays WRSCO a per account charge for shareholder servicing for each shareholder account which was
in existence at any time during the prior month.   The monthly fee is as
follows: Accumulative Fund and Science and Technology Fund - $1.5292; Core
Investment Fund - $1.5792.  With respect to Class Y shares, the Corporation pays
WRSCO a monthly fee at an annual rate of 0.15% of the average daily net assets of the class for the preceding month.  The Corporation also reimburses W&R and
WRSCO for certain out-of-pocket costs.

As principal underwriter for the Corporation's shares, W&R receives gross sales commissions (which are not an expense of the Corporation) for Class A shares. A contingent deferred sales charge ("CDSC") may be assessed against a shareholder's redemption amount of Class B and Class C shares and is paid to
W&R. During the period ended December 31, 2002, W&R received the following amounts in gross sales commissions and deferred sales charges.

                                                       CDSC
                                   Gross Sales    -----------------
                                   Commissions    Class B   Class C
     Waddell & Reed Advisors
      Accumulative Fund            $2,085,155    $47,869    $  875
     Waddell & Reed Advisors
      Core Investment Fund          3,669,483     96,448     3,872
     Waddell & Reed Advisors Science
       and Technology Fund          1,758,757     54,205       553

With respect to Class A, Class B and Class C shares, W&R pays sales commissions and all expenses in connection with the sale of the Corporation's shares, except for registration fees and related expenses. During the period ended December 31,
2002, W&R paid the following amounts: Waddell & Reed Advisors Accumulative Fund
- $1,414,849; Waddell & Reed Advisors Core Investment Fund - $2,281,851 and
Waddell & Reed Advisors Science and Technology Fund - $1,131,139.

Under a Distribution and Service Plan for Class A shares adopted by the
Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940, each Fund may pay a distribution and/or service fee to W&R in an amount not to exceed 0.25% of the Fund's Class A average annual net assets.  The fee is to be paid to reimburse W&R for amounts it expends in connection with the distribution of the Class A shares and/or provision of personal services to Fund shareholders and/or maintenance of shareholder accounts.

Under the Distribution and Service Plan adopted by the Corporation for Class B and Class C shares, respectively, each Fund may pay W&R a service fee of up to
0.25%, on an annual basis, of the average daily net assets of the class to compensate W&R for providing services to shareholders of that class and/or maintaining shareholder accounts for that class and a distribution fee of up to
0.75%, on an annual basis, of the average daily net assets of the class to compensate W&R for distributing the shares of that class.  The Class B Plan and the Class C Plan each permit W&R to receive compensation, through the distribution and service fee, respectively, for its distribution activities for that class, which are similar to the distribution activities described with respect to the Class A Plan, and for its activities in providing personal services to shareholders of that class and/or maintaining shareholder accounts of that class, which are similar to the corresponding activities for which it is entitled to reimbursement under the Class A Plan.

Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core
Investment Fund and Waddell & Reed Advisors Science and Technology Fund  paid
Directors' fees of $38,716, $106,986 and $39,484, respectively, which are included in other expenses.

W&R is a subsidiary of Waddell & Reed Financial, Inc., a public holding company, and a direct subsidiary of Waddell & Reed Financial Services, Inc., a holding company.

NOTE 3 -- Investment Securities Transactions

Investment securities transactions for the period ended December 31, 2002 are summarized as follows:

                                                     Waddell &
                            Waddell &      Waddell &  Reed Advisors
                        Reed Advisors  Reed Advisors    Science and
                         Accumulative Core Investment    Technology
                                 Fund           Fund           Fund
                        -------------  -------------   ------------
Purchases of investment
 securities, excluding
 short-term and U.S.
 Government securities $3,198,598,428 $   787,073,792 $  737,839,133
Purchases of short-term
 securities ..........  8,419,078,065  11,607,168,957  9,815,506,899
Purchases of options..        472,201             ---     37,049,933
Proceeds from maturities
 and sales of investment
 securities, excluding
 short-term and U.S.
 Government securities  2,940,237,495     920,939,968    497,196,611
Proceeds from maturities
 and sales of short-term
 securities...........  8,704,648,159  11,806,856,487 10,238,933,542
Proceeds from options.        591,682             ---     58,181,335

For Federal income tax purposes, cost of investments owned at December 31, 2002 and the related appreciation (depreciation) were as follows:

                                                                  Aggregate
                                                               Appreciation
                                 Cost AppreciationDepreciation(Depreciation)
                       -------------- --------------------------------------
Waddell & Reed Advisors
 Accumulative Fund ... $1,812,955,647 $ 14,872,029$144,186,677$(129,314,648)
Waddell & Reed Advisors
 Core Investment Fund   4,073,160,771  856,138,894 320,656,478   535,482,416
Waddell & Reed Advisors
 Science and Technology
 Fund  ...............  1,969,738,904  169,025,008 405,629,597  (236,604,589)

NOTE 4 -- Federal Income Tax Matters

For Federal income tax purposes, the Funds' distributed and undistributed earnings and profit for the fiscal year ended June 30, 2002 and the related capital loss carryover and post-October activity were as follows:

                                                    Core   Science and
                                 Accumulative Investment    Technology
                                         Fund       Fund          Fund
                                 -------------------------------------
Net ordinary income ............  $ 4,270,689$ 12,478,247 $        ---
Distributed ordinary income ....    2,269,088   7,045,821          ---
Undistributed ordinary income **    2,001,601   5,432,426          ---

Realized long-term capital gains          ---         ---          ---
Distributed long-term capital gains       ---         ---          ---
Undistributed long-term capital gains     ---         ---          ---

Capital loss carryover .........  144,476,703  56,402,068   44,938,292

Post-October losses deferred ...  285,146,913 194,790,461   56,920,240

**This entire amount was distributed prior to December 31, 2002.

Internal Revenue Code regulations permit each Fund to defer into its next fiscal year net capital losses or net long-term capital losses incurred between each
November 1 and the end of its fiscal year ("post-October losses").

Capital loss carryovers are available to offset future realized capital gain net income for Federal income tax purposes.  The following shows the totals by year in which the capital loss carryovers will expire if not utilized.

                                                    Core   Science and
                                 Accumulative  Investment   Technology
                                         Fund       Fund          Fund
                                 -------------------------------------
June 30, 2009 .................. $ 32,853,319$376,096,551  $       ---
June 30, 2010 ..................  144,476,703  56,402,068   44,938,292
                                 ------------------------  -----------
Total carryover ................ $177,330,022$432,498,619  $44,938,292
                                 ========================  ===========

NOTE 5 -- Multiclass Operations

Each Fund currently offers four classes of shares, Class A, Class B, Class C and
Class Y, each of which have equal rights as to assets and voting privileges.
Class Y shares are not subject to a sales charge on purchases, are not subject to a Rule 12b-1 Distribution and Service Plan and are subject to a separate shareholder servicing fee structure.  A comprehensive discussion of the terms under which shares of each class are offered is contained in the Prospectus and the Statement of Additional Information for the Fund.

Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based on the value of their relative net assets as of the beginning of each day adjusted for the prior day's capital share activity.

Transactions in capital stock for the six months ended December 31, 2002 are summarized below.  Amounts are in thousands.

                                                     Core  Science and
                                 Accumulative  Investment   Technology
                                         Fund        Fund         Fund
                                         ----        ----         ----
Shares issued from sale of shares:
 Class A  ......................       32,022      37,629       12,223
 Class B  ......................        2,213       2,437          963
 Class C  ......................          825       1,575          242
 Class Y  ......................          115       2,378        4,127
Shares issued from reinvestment of
 dividends:
 Class A  ......................        1,478       3,909          ---
 Class B  ......................          ---         ---          ---
 Class C  ......................          ---         ---          ---
 Class Y  ......................            6         137          ---
Shares redeemed:
 Class A  ......................      (38,635)   (133,380)     (31,658)
 Class B  ......................       (1,235)     (2,639)        (887)
 Class C  ......................         (540)     (1,409)        (263)
 Class Y  ......................         (503)     (6,391)      (5,211)
                                     --------   ---------    ---------
Decrease in outstanding
 capital shares  ...............       (4,254)    (95,754)     (20,464)
                                     ========   =========    =========
Value issued from sale of shares:
 Class A  ......................     $161,138   $ 168,590    $  83,445
 Class B  ......................       10,880      10,584        6,273
 Class C  ......................        4,048       6,847        1,581
 Class Y  ......................          583      10,566       29,270
Value issued from reinvestment of
 dividends:
 Class A  ......................        7,196      17,485          ---
 Class B  ......................          ---         ---          ---
 Class C  ......................          ---         ---          ---
 Class Y  ......................           29         611          ---
Value redeemed:
 Class A  ......................     (193,250)   (591,434)    (215,366)
 Class B  ......................       (6,048)    (11,357)      (5,775)
 Class C  ......................       (2,655)     (6,039)      (1,718)
 Class Y  ......................       (2,551)    (28,158)     (36,792)
                                     --------   ---------    ---------
Decrease in
 outstanding capital  ..........     $(20,630)  $(422,305)   $(139,082)
                                     ========   =========    =========

Transactions in capital stock for the fiscal year ended June 30, 2002 are summarized below.  Amounts are in thousands.

                                                     Core  Science and
                                 Accumulative  Investment   Technology
                                         Fund        Fund         Fund
                                         ----        ----         ----
Shares issued from sale of shares:
 Class A  ......................      105,736     116,989       50,214
 Class B  ......................        5,148       7,863        2,054
 Class C  ......................        2,392       3,428          361
 Class Y  ......................        1,569       4,783       20,909
Shares issued from reinvestment of
 dividends and/or capital gains
 distribution:
 Class A  ......................       38,190      49,234        4,668
 Class B  ......................          742         733          115
 Class C  ......................          215         193           17
 Class Y  ......................          134       1,325           33
Shares redeemed:
 Class A  ......................     (101,929)   (219,235)     (80,220)
 Class B  ......................       (1,338)     (4,219)      (1,358)
 Class C  ......................         (535)     (1,276)        (306)
 Class Y  ......................       (1,252)     (7,574)     (22,299)
                                     --------  ----------    ---------
Increase (decrease) in outstanding
 capital shares  ...............       49,072     (47,756)     (25,812)
                                     ========  ==========    =========
Value issued from sale of shares:
 Class A  ......................     $676,801  $  660,037    $ 433,774
 Class B  ......................       32,493      43,113       16,959
 Class C  ......................       15,181      18,773        2,985
 Class Y  ......................       10,265      26,788      184,239
Value issued from reinvestment of
 dividends and/or capital gains
 distribution:
 Class A  ......................      232,810     271,747       41,867
 Class B  ......................        4,460       3,972          993
 Class C  ......................        1,290       1,059          151
 Class Y  ......................          814       7,280          300
Value redeemed:
 Class A  ......................     (660,110) (1,223,836)    (687,746)
 Class B  ......................       (8,324)    (22,806)     (11,064)
 Class C  ......................       (3,392)     (6,886)      (2,499)
 Class Y  ......................       (8,254)    (42,205)    (196,297)
                                     --------  ----------    ---------
Increase (decrease) in
 outstanding capital  ..........     $294,034  $ (262,964)   $(216,338)
                                     ========  ==========    =========

NOTE 6 -- Options

Options purchased by a Fund are accounted for in the same manner as marketable portfolio securities.  The cost of portfolio securities acquired through the exercise of call options is increased by the premium paid to purchase the call.
The proceeds from securities sold through the exercise of put options are decreased by the premium paid to purchase the put.

When the Fund writes (sells) an option, an amount equal to the premium received by the Fund is recorded as a liability.  The amount of the liability is subsequently adjusted to reflect the current market value of the option written.
The current market value of an option is the last sales price on the principal exchange on which the option is traded or, in the absence of transactions, the mean between the bid and asked prices or at a value supplied by a broker-dealer.
When an option expires on its stipulated expiration date or the Fund enters into a closing purchase transaction, the Fund realizes a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the call option was sold) and the liability related to such option is extinguished.  When a written call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether the Fund has realized a gain or loss.  For the Fund, when a written put option is exercised, the cost basis of the securities purchased by the Fund is reduced by the amount of the premium received.

For Science and Technology Fund, transactions in call options written were as follows:

                               Number of       Premiums
                               Contracts       Received
                               ---------       --------
     Outstanding at
      June 30, 2002 ..........    22,435    $ 2,333,151
     Options written..........   158,594     36,006,884
     Options terminated
       in closing purchase
       transactions ..........  (137,068)   (22,487,003)
     Options exercised .......   (13,862)    (3,845,920)
     Options expired .........    (6,310)    (1,061,779)
                                 -------    -----------
     Outstanding at
       December 31, 2002 .....    23,789    $10,945,333
                                 =======    ===========
For Science and Technology Fund, transactions in put options written were as follows:

                               Number of       Premiums
                               Contracts       Received
                               ---------       --------
     Outstanding at
      June 30, 2002 ..........       ---    $       ---
     Options written .........    75,844     11,138,561
     Options terminated
       in closing purchase
       transactions ..........   (59,389)    (9,525,842)
     Options exercised .......    (4,980)      (512,940)
     Options expired .........   (11,475)    (1,099,779)
                                  ------    -----------
     Outstanding at
       December 31, 2002 .....       ---    $       ---
                                  ======    ===========

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Waddell & Reed Advisors Funds, Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Waddell & Reed Advisors Accumulative Fund,
Waddell & Reed Advisors Core Investment Fund, and Waddell & Reed Advisors
Science and Technology Fund (collectively the "Funds"), three of the mutual funds comprising Waddell & Reed Advisors Funds, Inc. as of December 31, 2002,
and the related statements of operations for the six-month period then ended, the statements of changes in net assets for the six-month period then ended and the fiscal year ended June 30, 2002, and the financial highlights for the six-
month period ended December 31, 2002, the fiscal year ended June 30, 2002, the fiscal period from January 1, 2001 through June 30, 2001, and each of the four fiscal years in the period ended December 31, 2000.  These financial statements and financial highlights are the responsibility of the Fund's management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian and brokers.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of each of the respective Funds comprising Waddell & Reed Advisors Funds, Inc. as of
December 31, 2002, the results of their operations for the six-month period then ended, the changes in their net assets for the six-month period then ended and the fiscal year ended June 30, 2002, and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Kansas City, Missouri
February 7, 2003

DIRECTORS
Keith A. Tucker, Chairman of the Board
James M. Concannon
John A. Dillingham
David P. Gardner
Linda K. Graves
Joseph Harroz, Jr.
John F. Hayes
Robert L. Hechler
Henry J. Herrmann
Glendon E. Johnson
Frank J. Ross, Jr.
Eleanor B. Schwartz
Frederick Vogel III

SELECTED OFFICERS
Henry J. Herrmann, President
Theodore W. Howard, Vice President and Treasurer
Antonio Intagliata, Vice President
Kristen A. Richards, Vice President and Secretary
Daniel C. Schulte, Vice President
Zachary H. Shafran, Vice President
Michael D. Strohm, Vice President
James D. Wineland, Vice President

To all traditional IRA Planholders:

As required by law, income tax will automatically be withheld from any distribution or withdrawal from a traditional IRA unless you make a written election not to have taxes withheld.  The election may be made on the distribution/withdrawal form provided by Waddell & Reed, Inc. which can be obtained from your Waddell & Reed financial advisor or by submitting Internal
Revenue Service Form W-4P.  Once made, an election can be revoked by providing written notice to Waddell & Reed, Inc.  If you elect not to have tax withheld you may be required to make payments of estimated tax.  Penalties may be imposed by the IRS if withholding and estimated tax payments are not adequate.

The Waddell & Reed Advisors Group of Mutual Funds

Waddell & Reed Advisors Accumulative Fund
Waddell & Reed Advisors Asset Strategy Fund, Inc.
Waddell & Reed Advisors Bond Fund
Waddell & Reed Advisors Cash Management, Inc.
Waddell & Reed Advisors Continental Income Fund, Inc.
Waddell & Reed Advisors Core Investment Fund
Waddell & Reed Advisors Global Bond Fund, Inc.
Waddell & Reed Advisors Government Securities Fund
Waddell & Reed Advisors High Income Fund, Inc.
Waddell & Reed Advisors International Growth Fund, Inc.
Waddell & Reed Advisors Limited-Term Bond Fund
Waddell & Reed Advisors Municipal Bond Fund, Inc.
Waddell & Reed Advisors Municipal High Income Fund, Inc.
Waddell & Reed Advisors New Concepts Fund, Inc.
Waddell & Reed Advisors Retirement Shares, Inc.
Waddell & Reed Advisors Science and Technology Fund
Waddell & Reed Advisors Small Cap Fund, Inc.
Waddell & Reed Advisors Tax-Managed Equity Fund, Inc.
Waddell & Reed Advisors Value Fund, Inc.
Waddell & Reed Advisors Vanguard Fund, Inc.

------------------------------------

FOR MORE INFORMATION:
Contact your financial advisor, or your
local office as listed on your
Account Statement, or contact:
  WADDELL & REED
  CLIENT SERVICES
  6300 Lamar Avenue
  P.O. Box 29217
  Shawnee Mission, KS  66201-9217
  (888) WADDELL
  (888) 923-3355

Our INTERNET address is:
  http://www.waddell.com

NUR1022SA(12-02)

For more complete information regarding any of the mutual funds in Waddell &
Reed Advisors Funds, including charges and expenses, please obtain the Fund's prospectus by calling or writing to the number or address listed above.  Please read the prospectus carefully before investing.